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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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WPX Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3500 One Williams Center
Tulsa, Oklahoma 74172

April 7, 2020
Dear WPX Energy Stockholders:

        You are cordially invited to attend the 2020 Annual Meeting of Stockholders of WPX Energy, Inc. The meeting will be held on Thursday, May 21, 2020, in the Robert J. Lafortune Studio of the Tulsa Performing Arts Center, 110 East Second Street, Tulsa, Oklahoma 74103, at 9:30 a.m., Central Daylight Time. We look forward to greeting personally as many of our stockholders as possible at the Annual Meeting.

        The notice of the Annual Meeting and proxy statement that accompany this letter provide information concerning matters to be considered and acted upon at the Annual Meeting. Our proxy statement also includes information about the meeting itself, including:

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  how to obtain admission to the meeting if you plan to attend; and

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  different methods you can use to vote by proxy, including by Internet, telephone and mail.

        As a stockholder of WPX Energy, you play an important role in our company by considering and taking action on these matters. We appreciate the time and attention you invest in making thoughtful decisions.

        While most of our stockholders are unlikely to be able to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. We encourage you to vote your shares as promptly as possible.

        Thank you for your continued interest in our company.

Very truly yours,

Richard E. Muncrief Chairman of the Board of Directors and Chief Executive Officer

WPX ENERGY, INC.
3500 One Williams Center
Tulsa, Oklahoma 74172

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 21, 2020

To the stockholders of WPX Energy, Inc.:

        WPX Energy, Inc. will hold its Annual Meeting of Stockholders on May 21, 2020 at 9:30 a.m. Central Daylight Time in the Robert J. Lafortune Studio of the Tulsa Performing Arts Center, 110 East Second Street, Tulsa, Oklahoma 74103*. Details for the Annual Meeting of Stockholders are below:

TIME	9:30 a.m., Central Daylight Time, on Thursday, May 21, 2020
PLACE	Robert J. Lafortune Studio of the Tulsa Performing Arts Center, 110 East Second Street, Tulsa, Oklahoma 74103*
ITEMS OF BUSINESS	1.	To elect ten director nominees identified in this proxy statement, on the terms and conditions specified;
	2.	To conduct an advisory vote on executive compensation;
	3.	To ratify the appointment of Ernst & Young LLP as our independent auditors for 2020; and
	4.	To transact such other business as may properly come before the Annual Meeting or any adjournment of the meeting.
RECORD DATE	You can vote and attend the Annual Meeting if you were a stockholder of record at the close of business on March 30, 2020.
ANNUAL REPORT	Our 2019 annual report, which includes a copy of our Annual Report on Form 10-K, accompanies this proxy statement.
PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. We encourage you to vote by Internet or telephone, or complete, sign and return your proxy prior to the meeting even if you plan to attend the Annual Meeting. If you later choose to revoke your proxy, you may do so at any time before it is exercised at the Annual Meeting by following the procedures described under Question 12 of the "Questions and Answers about the Annual Meeting and Voting" section in the attached proxy statement.

By Order of the Board of Directors,

Stephen E. Brilz Vice President and Corporate Secretary

*
As part of our precautions regarding the outbreak of the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at www.wpxenergy.com.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2020:

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting,
Proxy Statement and Annual Report are available at
www.edocumentview.com/WPX

i

ii

 SUMMARY

        This summary highlights information contained elsewhere in this proxy statement. We encourage you to review the entire proxy statement.

        We are taking advantage of rules of the Securities and Exchange Commission, or "SEC," that allow us to deliver proxy materials to our stockholders on the Internet. Under these rules, we are sending most of our stockholders a brief notice regarding the Internet availability of proxy materials instead of a full set of proxy materials. If you receive this brief notice, or "Notice," you will not receive printed copies of the proxy materials unless you specifically request them. Instead, this Notice tells you how to access and review on the Internet all of the important information contained in the proxy materials, including our annual report to stockholders. This Notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of the proxy materials.

        We expect to mail, or provide notice and electronic delivery of, this proxy statement, our annual report and accompanying proxy card to stockholders beginning on or about April 7, 2020. Unless the context otherwise requires, the terms "WPX Energy," "WPX," the "Company," "us," "we," and "our" include WPX Energy, Inc. and its consolidated subsidiaries.

WPX Energy, Inc.

        We are an independent oil and natural gas exploration and production company engaged in the exploitation and development of long-life unconventional properties. Our 2019 Annual Report, which accompanies this proxy statement, provides a comprehensive description of our business.

Corporate Governance

        WPX Energy is committed to meeting high standards of ethical behavior, corporate governance and business conduct in everything we do. Consistent with this commitment, we have adopted the following practices:

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  Board Structure and Composition.  All directors, other than our Chairman and Chief Executive Officer and our President and Chief Operating Officer, are independent. The independent directors have designated a Lead Director who is charged with the responsibilities set forth in the Lead Director Charter that is available on our website at www.wpxenergy.com.

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  Diversity Policy for Director Candidates.  When selecting director candidates, our Board takes diversity into account and seeks to ensure a representation of varied perspectives and experiences. Through its succession planning process, the Board reviews the skills and elements of diversity (including such areas as geography, race, gender, ethnicity and age) for all directors to ensure that our Board members represent the appropriate mix of relevant skills, perspectives and experiences.

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  Stockholder Outreach and Engagement.  The Company regularly engages with stockholders, including with respect to corporate governance, environmental and compensation matters. This has led in recent years to a number of enhancements in the Company's governance, compensation and disclosure practices, including:

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  The Board acted to declassify the Board, so that directors are elected annually.

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  The Board has enhanced its disclosure regarding the skills and qualifications of each director nominee, consistent with recent corporate governance initiatives.

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  The Company has published and posted to its website (www.wpxenergy.com) an Environmental, Social and Governance Report, or "ESG Report," that describes the

      Company's efforts to be a responsible steward of the environment and to take into account the interests of the communities where we operate and other stakeholders.

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    The Board has actively taken steps to improve its diversity.

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  Stock Ownership Guidelines.  Our directors and executive officers are subject to stock ownership guidelines that align their interests with those of our stockholders, and all directors and officers are in compliance with the retention requirements under those guidelines.

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  Recoupment Policy.  We have a recoupment policy that requires the Company to recover all performance-based incentive payments from senior executives, including all of our named executive officers, found by the Board of Directors to be personally responsible for the fraud or intentional misconduct resulting in a significant restatement of the Company's financial statements. In addition, we will seek recoupment from all other executive officers of any amounts paid in excess of the award that would have been paid based on the restated financial results. See "Compensation Discussion and Analysis—Other Compensation Practices—Recoupment Policy" below.

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  Independent Compensation Consultant.  Our Compensation Committee uses an independent compensation consultant, which performs no consulting or other services for the Company.

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  Environmental Policy.  We have an environmental health and safety policy that outlines our focus on integrating environmental, health and safety stewardship into our core business activities. Consistent with this policy, we take reasonable and active steps to deploy effective flaring solutions and minimize methane emissions from our operations.

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  Transactions in Company Securities (Anti-Hedging Policy).  Our insider trading policy prohibits short sales of shares of our common stock by directors and executive officers. It also prohibits the use of equivalent derivative securities that would have the effect of insulating insiders from any downturn in the value of our common stock.

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  Anti-Pledging Policy.  Our insider trading policy prohibits our directors, officers, and key employees from holding our securities in a margin account or using such securities as collateral for a loan.

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  ESG Oversight.  In February 2019, the Board amended the Charter of the Nominating and Governance Committee, redesignating it the Nominating, Governance, Environmental and Public Policy Committee. Under its revised Charter, the committee provides further assistance to the Board in its oversight of environmental, safety and public policy matters.

Enterprise-Wide Risk Oversight

        Our Board of Directors, assisted by its committees, oversees management's enterprise-wide risk management activities. Risk management activities include assessing and taking actions necessary to manage risk incurred in connection with the long-term strategic direction and operation of our business.

Executive Compensation

        Our Compensation Committee strives to establish and maintain an executive compensation program that will attract, engage, reward, and retain highly effective executive officers, reward superior performance, and provide incentives to drive results that increase stockholder value. Our compensation program includes a mix of base salary, an annual cash incentive, performance-based restricted stock units, equity awards, and benefits and limited perquisites to achieve this result. We emphasize performance-based rewards and the use of equity, which directly aligns our executives with stockholders. Executive pay is tied to performance metrics that encompass both short- and long-term goals and encourage profitable growth while discouraging excessive risk-taking.

Highlights of our Executive Compensation Program

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  Pay for Performance—A significant portion of the compensation opportunity for our executive officers varies based upon achievement of annual or long-term goals linked to stockholder value

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  Increase Stockholder Value—We use balanced performance metrics to encourage operational performance while discouraging excessive risk-taking

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  Align Executive Officers with Stockholders—Executive compensation opportunities are weighted toward equity awards that align our executive officers with the long-term interests of our stockholders

        Information regarding compensation paid to each of our named executive officers in 2019 is described in the "Compensation Discussion and Analysis" below.

Summary of 2019 Compensation Decisions Made for Our CEO

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  Base Salary—$950,000

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  Annual Cash Incentive—$1,806,969, paid at 159.8% of target

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  Equity Awards—$7,500,000, grant-day intended value of time-based restricted stock award ("RSAs") and performance-based restricted stock units ("RSUs")

Strong Governance Standards in Oversight of Executive Compensation Policies

        We maintain strong governance standards in the oversight of our executive compensation policies and practices, including:

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  an independent Compensation Committee that engages an independent advisor

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  stock ownership guidelines to encourage our executive officers to have a significant stake in our long-term success

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  performance-based compensation using balanced performance metrics and performance-based equity awards capped at 100% of target if our total shareholder return is negative

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  double-trigger change-in-control agreements and equity awards

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  no excise tax gross-ups and limited perquisites

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  a prohibition on backdating stock options and on repricing without stockholder approval

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  a recoupment policy that requires recovery of all performance-based incentive payments from any executive officers found by the Board of Directors to be personally responsible for fraud or intentional misconduct that causes the need for a significant financial restatement and recoupment from all other executive officers of any amounts paid in excess of the award that would have been paid based on the restated financial results

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  a prohibition on:

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  short sales of our common stock

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  the use of equivalent derivative securities that would have the effect of insulating insiders from any downturn in the value of our common stock

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  margin trading in our stock by directors and executive officers

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  pledging of our stock by directors and executive officers

Proposals

Proposal 1—Election of Directors (see pages 11 - 19)

        The Board has nominated ten candidates for election to our Board of Directors. The Board recommends that stockholders vote FOR the election of each nominee.

Proposal 2—Advisory Vote to Approve the Company's Executive Compensation (see pages 60 - 61)

        The Board is seeking an advisory vote to approve the Company's executive compensation. Before considering this proposal, please read our Compensation Discussion and Analysis, which explains the Compensation Committee's compensation decisions and how our executive compensation program aligns the interests of our executive officers with those of our stockholders. Although the vote is advisory and is not binding on the Board, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. For the reasons discussed in this proxy statement, the Board recommends that stockholders vote FOR the approval of the Company's executive compensation.

Proposal 3—Ratification of Independent Registered Public Accounting Firm (see page 67)

        The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020. The Board is seeking stockholder ratification of this appointment. The Board recommends that stockholders vote FOR ratification of the selection of Ernst & Young LLP.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.     What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of directors, an advisory vote to approve our executive compensation and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. Management and representatives of Ernst & Young LLP will be available to respond to questions from stockholders.

2.     What is a proxy?

        It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Dennis C. Cameron and Stephen E. Brilz to serve as proxies for the Annual Meeting. The Board of Directors will use the proxies at the 2020 Annual Meeting of Stockholders. The proxies also may be voted at any adjournments or postponements of the meeting.

3.     What is a proxy statement?

        It is a document we give you when we are soliciting your vote pursuant to SEC regulations.

4.     What is the difference between a stockholder of record and a stockholder who holds stock in street name?

        Stockholders of Record.     If your shares are registered in your name with our transfer agent, Computershare, you are a stockholder of record with respect to those shares and the Notice or the proxy materials were sent directly to you by Computershare.

        Street Name Holders.     If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in "street name." The Notice or proxy materials were forwarded to you by your bank or broker, who is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account.

5.     How many shares must be present to hold the Annual Meeting?

        In order to conduct the Annual Meeting, holders of a majority of the shares entitled to vote as of the close of business on the record date must be present in person or by proxy. This constitutes a quorum. Your shares are counted as present if you attend the Annual Meeting or if your shares are represented by proxy. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the Annual Meeting until a quorum is obtained.

6.     How can I access the proxy materials for the Annual Meeting?

        Stockholders may access the proxy materials, which include the Notice of Internet Availability of Proxy Materials, the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report for the year ended December 31, 2019 on the Internet at www.edocumentview.com/WPX. We will also provide a hard copy of any of these documents free of charge upon request as set forth in the Notice of Internet Availability of Proxy Materials or by writing us at: WPX Energy, Inc., 3500 One Williams Center, Tulsa, Oklahoma 74172, Attention: Corporate Secretary.

        Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and will also help preserve environmental resources.

        Stockholders of Record.     If you vote on the Internet at www.envisionreports.com/WPX, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time by going directly to www.envisionreports.com/WPX and following the enrollment instructions.

        Street Name Holders.     If you hold your shares in a bank or brokerage account, you may also have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.

7.     How do I attend the Annual Meeting? What do I need to bring?

        All stockholders as of the Record Date may attend. Please bring to the meeting:

        Proof of Ownership, such as a copy of your Notice or proxy card, or a copy of a brokerage or bank statement showing your share ownership as of the Record Date; and

        Proof of Identification, such as a valid driver's license or passport.

        If you hold your shares in street name, you will not be able to vote your shares at the Annual Meeting without a legal proxy, as described in Question 8.

        Please note that use of cameras, phones or other similar electronic devices and the bringing of large bags, packages or sound or video recording equipment will not be permitted in the meeting room. Attendees will also be required to comply with rules of order and procedure that will be available at the meeting.

        As part of our precautions regarding the outbreak of the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at www.wpxenergy.com.

8.     How can I vote at the Annual Meeting if I own shares in street name?

        If you are a street name holder, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your bank or broker. A legal proxy is a bank's or broker's authorization for you to vote the shares it holds in its name on your behalf. To obtain a legal proxy, please contact your bank or broker for further information.

9.     What shares are included on the Notice, proxy card or voting instruction form?

        If you are a stockholder of record, you will receive only one Notice or proxy card for all the shares of common stock you hold:

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  in certificate form; and

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  in book-entry form.

        If you hold shares in our Employee Stock Purchase Plan, you will receive a separate Notice or proxy card applicable to those shares.

        If you hold your shares in street name, you will receive one Notice or voting instruction form for each account you have with a bank or broker. If you hold shares in multiple accounts, you may need to provide voting instructions for each account.

10.   What different methods can I use to vote?

        By Written Proxy.    All stockholders of record who received proxy materials by mail can vote by written proxy card. If you received a Notice or the proxy materials electronically, you may request a proxy card at any time by following the instructions on the Notice or on the voting website. If you are a street name holder, you will receive instructions on how you may vote from your bank or broker, unless you previously enrolled in electronic delivery.

        By Telephone or Internet.    All stockholders of record can vote by telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or through the Internet using the procedures and instructions described on the Notice or proxy card. Street name holders may vote by Internet or telephone if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

        In Person.    All stockholders of record may vote in person at the Annual Meeting. Street name holders may vote in person at the Annual Meeting if they have a legal proxy, as described in Question 8.

        The Notice is not a proxy card and it cannot be used to vote your shares.

11.   What is the record date and what does it mean?

        The record date for the Annual Meeting is March 30, 2020. Only owners of record of shares of common stock of the Company at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting, or at any adjournments or postponements of the Annual Meeting. On March 30, 2020, there were 559,364,806 shares of common stock issued, outstanding and entitled to vote. Each owner of record on the record date is entitled to one vote for each share of common stock held.

        The record date was established by our Board of Directors as required by the General Corporation Law of the State of Delaware. Owners of record of common stock at the close of business on the record date are entitled to:

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  receive notice of the Annual Meeting; and

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  vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

12.   If I submit a proxy, may I later revoke it and/or change my vote?

        Stockholders may revoke a proxy and/or change their vote prior to the completion of voting at the Annual Meeting by:

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  signing another proxy card or voting instruction form with a later date and delivering it to the Corporate Secretary before the Annual Meeting;

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  voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on May 20, 2020 (or, if you are a street name holder, such earlier time as your bank or broker may direct);

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  voting at the Annual Meeting if you are a stockholder of record or are a street name holder that has obtained a legal proxy from your bank or broker; or

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  notifying the Corporate Secretary of the Company in writing before the Annual Meeting.

13.   Are votes confidential? Who counts the votes?

        We hold the votes of all stockholders in confidence from directors, officers and employees except:

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  as necessary to meet applicable legal requirements and to assert or defend claims or potential claims for or against the Company;

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  in case of a contested or potentially contested proxy solicitation;

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  if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

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  to allow the independent inspectors of the election to certify the results of the vote.

        We have retained Computershare to tabulate the votes and act as independent inspector of the election.

14.   What are my choices when voting for director nominees and what vote is needed to elect directors?

        In the vote on the election of director nominees, stockholders may:

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  vote in favor of a nominee;

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  vote against a nominee; or

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  abstain from voting with respect to a nominee.

        Directors will be elected at the Annual Meeting upon receipt of more votes cast "for" than "against" his or her election; abstentions will not count as votes cast with respect to a director's election. Our Corporate Governance Guidelines requires all directors to tender, promptly after their election, irrevocable resignations from the Board of Directors that will be effective if the director does not receive a greater number of votes "for" than "against" his or her election in an uncontested election. Under this policy, the Board of Directors will determine whether to accept or reject the offer to resign and publicly disclose its decision within 90 days from the date of the certification of the election results. The text of this policy appears in our Corporate Governance Guidelines, which are available on our website at www.wpxenergy.com.

        The Board of Directors recommends a vote FOR each of the nominees.

15.   What are my choices when voting on each of the other proposals considered at the Annual Meeting?

        For each of the other proposals stockholders may:

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  vote for the proposal;

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  vote against the proposal; or

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  abstain from voting on the proposal.

16.   What is the Board's recommendation with regard to each proposal?

        The Board of Directors makes the following recommendation with regard to each proposal:

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  The Board of Directors recommends a vote FOR each of the director nominees.

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  The Board of Directors recommends a vote FOR advisory approval of the Company's executive compensation.

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  The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

17.   What vote is needed to approve each proposal?

        Please see Question 14 regarding the vote that is needed for the election of directors.

        Each of the remaining proposals must be approved by the holders of a majority of the shares present and entitled to vote in person or by proxy at the Annual Meeting in order to pass. The Board of Directors will consider the result of the advisory vote to approve our executive compensation when considering future executive compensation decisions.

18.   What if I do not specify a choice for a matter when returning a proxy?

        Stockholders should specify their choice for each matter in the manner described in the Notice or on their proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

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  FOR the election of all director nominees;

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  FOR the advisory approval of our executive compensation;

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  FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.

19.   Are my shares voted if I do not provide a proxy?

        If you are a stockholder of record and do not provide a proxy, you must attend the Annual Meeting in order to vote. If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker on some matters if you do not provide voting instructions. Banks and brokers have the authority under New York Stock Exchange ("NYSE") rules to vote shares for which their customers do not provide voting instructions on routine matters. The ratification of Ernst & Young LLP as our independent registered public accounting firm is considered a routine matter. The election of directors and the votes on the other matters described in this proxy statement are not considered routine and banks and brokers cannot vote shares without instruction on those matters. Shares that banks and brokers are not authorized to vote are counted as "broker non-votes."

20.   How are abstentions and broker non-votes counted?

        Abstentions have no effect on the election of directors, as only "for" and "against" votes are counted. Abstentions have the effect of an "AGAINST" vote on the proposal seeking advisory approval of our executive compensation and the ratification of the appointment of the Company's independent registered public accounting firm. Broker non-votes will be treated as not present and not entitled to vote.

21.   Does the Company have a policy about directors' attendance at the Annual Meeting of Stockholders?

        The Company expects directors to attend the Annual Meeting, absent a compelling reason.

22.   What are the deadlines for submitting stockholder proposals for the 2021 Annual Meeting?

        Stockholder Proposals to Be Considered for Inclusion in the Company's Proxy Materials.     To be considered for inclusion in our proxy statement for our 2021 Annual Meeting, stockholder proposals submitted in accordance with the SEC's Rule 14a-8 must be received not later than December 8, 2020 and be submitted in accordance with the SEC's Rule 14a-8. Stockholder proposals received after the close of business on December 8, 2020 would be untimely. These stockholder proposals must be in writing and received by the deadline described above at our principal executive offices at WPX Energy, Inc., 3500 One Williams Center, Tulsa, Oklahoma 74172, Attention: Corporate Secretary. If we do not receive a stockholder proposal by the deadline described above, the proposal may be excluded from our proxy statement for our 2021 Annual Meeting.

        Other Stockholder Proposals for Presentation at the 2020 Annual Meeting.     A stockholder proposal that is not submitted for inclusion in our proxy statement for our 2021 Annual Meeting, but is instead sought to be presented at the 2021 Annual Meeting, must comply with the "advance notice" deadlines in our Bylaws. As such, these stockholder proposals must be received no earlier than January 21, 2021, and no later than the close of business on February 19, 2021. These stockholder proposals must be in writing and received within the "advance notice" deadlines described above at our principal executive offices at WPX Energy, Inc., 3500 One Williams Center, Tulsa, Oklahoma 74172, Attention: Corporate Secretary. These stockholder proposals must be in the form provided in our Bylaws and must include the information set forth in the Bylaws about the stockholder proposing the business and any associated person, including information about the direct and indirect ownership of or derivative positions in the Company's common stock and arrangements and understandings related to the proposed business or the voting of the Company's common stock. If we do not receive a stockholder proposal and the required information regarding the stockholder and any associated person by the "advance notice" deadlines described above, the proposal may be excluded from the proxy statement and from consideration at the 2021 Annual Meeting. The "advance notice" requirement described above supersedes the notice period in SEC Rule 14a-4(c)(1) of the federal proxy rules regarding the discretionary proxy voting authority with respect to such stockholder business.

23.   How are proxies solicited and what is the cost?

        We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Georgeson to assist with the solicitation of proxies for a fee of $4,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.

        Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

24.   Where can I find more information about my voting rights as a stockholder?

        The SEC has an informational website that provides stockholders with general information about how to cast their vote and why voting should be an important consideration for stockholders. You may access that information at www.sec.gov/spotlight/proxymatters.shtml or at www.investor.gov.

PROPOSAL 1—ELECTION OF DIRECTORS

Director Nomination Process

Criteria for Nomination to the Board

        The Charter of the Nominating, Governance, Environment & Public Policy Committee, or the "NGEPP Committee," which is available on our website at www.wpxenergy.com under "Investors" and "Corporate Governance," provides that the NGEPP Committee must develop and recommend to the Board qualifications for assessing director candidates and identify and recommend to the Board individuals for nomination as Board members.

        Our Corporate Governance Guidelines set forth criteria for independent director nominees. The NGEPP Committee evaluates potential Board nominees against these criteria in determining whether to recommend any potential nominee for consideration for election as a member of the Board. These criteria include the following:

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  An understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government, and should be willing to maintain a committed relationship with the Company as a director.

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  A genuine interest in representing all of the stockholders and the interest of the Company overall.

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  A willingness and ability to spend the necessary time to function effectively as a director.

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  An open-minded approach to matters and the resolve to independently analyze matters presented for consideration.

  •
  A reputation for honesty and integrity beyond question.

  •
  Independence as defined by the NYSE, and qualifications otherwise required in accordance with applicable law or regulation.

        The following table highlights each director nominee's specific skills, knowledge and experiences. A particular director may possess additional skills, knowledge or experience even though they are not listed below. Each director biography below describes the skills and experiences of directors in detail.

	John Carrig	Clay Gaspar	Robert Herdman	Kelt Kindick	Karl Kurtz	Kimberly Lubel	Richard Muncrief	Martin Phillips	Douglas Swanson	Valarie Williams
E&P Operations	✓	✓			✓		✓
Other Oil & Gas Operations	✓	✓			✓		✓
Health & Safety		✓			✓	✓	✓
Engineering		✓			✓		✓
Geoscience		✓			✓		✓
Environmental		✓			✓	✓	✓
Oil & Gas Regulatory	✓	✓			✓	✓	✓
Auditing and Financial Reporting	✓		✓	✓	✓			✓	✓	✓
Capital Markets and Corporate Finance	✓			✓	✓		✓	✓	✓	✓
Marketing		✓		✓	✓	✓	✓
Legal Expertise	✓					✓
Financial Analysis Expertise	✓		✓	✓	✓			✓	✓	✓
Investment Banking/M&A				✓	✓	✓		✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management	✓	✓	✓		✓	✓	✓	✓	✓	✓
Human Resources and Compensation		✓	✓	✓	✓	✓	✓		✓	✓
Public Policy	✓	✓	✓	✓		✓	✓
Strategic Planning and Strategy Development	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Government Experience			✓	✓
Digital and/or Information Technology Oversight			✓

        The NGEPP Committee routinely evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience the Board will find valuable in the future, given the Company's current situation and strategic plans. The NGEPP Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board in such areas as race, gender, ethnicity and age. This assessment enables the Board to update, if necessary, the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company's needs evolve and change over time.

Process for Identifying and Evaluating Nominees

        In considering potential candidates to the Board who are not incumbent directors, the NGEPP Committee, with input from the full Board of Directors, assesses the potential candidate's qualifications, taking into account the criteria listed above, and how these qualifications fit with the desired composition of the Board of Directors as a whole.

        In the case of incumbent directors, in addition to the criteria listed above, the NGEPP Committee reviews the directors' overall performance on the Board of Directors and other relevant factors.

Stockholder Recommendations for Nominees

        The NGEPP Committee will consider nominees recommended by our stockholders. Any stockholder wishing to propose a nominee for consideration by the NGEPP Committee should submit a recommendation in writing to our Corporate Secretary at our principal executive office, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The NGEPP Committee does not intend to alter its criteria for evaluating potential director candidates, including the criteria set forth above, in the case of director candidates recommended by stockholders. The NGEPP Committee periodically considers recommendations for director candidates.

        If you wish to submit a director nomination at a future annual meeting, you must supply timely written notice to the Corporate Secretary. For the 2021 Annual Meeting, this notice must be received at our principal executive offices, directed to the Corporate Secretary, no earlier than January 21, 2021, and no later than February 19, 2021. The notice must include the information set forth in the Bylaws about each proposed nominee, including: (i) the name, age, business address, residence address and principal occupation or employment, business experience during the past five years and any other directorships of public companies currently held or held during the last five years, (ii) the number of shares of the Company's common stock which are beneficially owned, and (iii) other information concerning the nominee as would be required in soliciting proxies for the election of that nominee. The notice must also include the information set forth in the Bylaws about the stockholder making the nomination and any associated person, including information about the direct and indirect ownership of or derivative positions in the Company's common stock and arrangements and understandings related to the proposed nomination or the voting of the Company's common stock. The notice must also include a signed consent of each nominee to be named in the proxy statement as a nominee and to serve as a director of the Company if elected. If we do not receive a notice and the required information regarding the nominee, the stockholder and any associated person by the deadline described above, the proposed nominee may be excluded from consideration by the NGEPP Committee. The NGEPP Committee will only evaluate stockholder-recommended candidates if those recommendations meet the requirements described in this proxy statement and our Bylaws.

2020 Director Nominees

        The first proposal for consideration at the Annual Meeting is the election of each of the ten candidates named below as a director for a one-year term expiring at our 2021 Annual Meeting, or until his or her successor is duly elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death. Messrs. Henry E. Lentz and David F. Work, current directors, will retire from the Board at the Annual Meeting. Effective immediately following the closing of the polls for the election of directors at the Annual Meeting, the Board will reduce its size from twelve members to ten members. If any director nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, either the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and, subject to the matters addressed under "Stockholders Agreement" below, the Board has no reason to believe that any nominee will be unable to serve.

Stockholders Agreement

        At the closing of its acquisition of Felix Energy Holdings II, LLC on March 6, 2020, the Company entered into a Stockholders Agreement with Felix Investment Holdings II, LLC ("Felix Holdings") and certain related parties ("Stockholders Agreement"). Subject to the terms of the Stockholders Agreement, Felix Holdings has the right to designate up to two directors to the Board who are reasonably acceptable to the NGEPP Committee, until such time that Felix Holdings and its related parties hold less than 20% of our outstanding common stock. Until such time as Felix Holdings and its related parties hold less than 10% of our outstanding common stock, Felix Holdings has the right to designate one director to the Board who is reasonably acceptable to the NGEPP Committee. If at any time the number of directors serving on the Board and designated by Felix Holdings exceeds the number that Felix Holdings is entitled to designate, Felix Holdings must promptly cause one or more of its designated directors to resign from the Board unless otherwise requested by the Board. Felix Holdings has designated D. Martin Phillips and Douglas E. Swanson, Jr. as its director nominees pursuant to the Stockholders Agreement. Messrs. Phillips and Swanson have been members of the Board since March 6, 2020.

        For so long as Felix Holdings and its related parties remain entitled to designate directors under the Stockholders Agreement, they have agreed to cause all shares of common stock held by them to be voted in favor of director nominees nominated by the NGEPP Committee, against any other director nominees, and against the removal of any director (other than a director they have designated to the Board) unless the NGEPP Committee recommends in favor of such removal. For additional information regarding the Stockholders Agreement and the obligations of the parties thereto, see "Certain Relationships and Transactions" and a copy of the Stockholders Agreement included as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2020.

        Upon the recommendation of the NGEPP Committee, the Board has nominated each of the directors identified below as a nominee for a one-year term expiring at the 2021 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death.

        The Board of Directors recommends that you vote FOR the election of each of the nominees. Proxies will be voted FOR the election of each nominee unless you specify otherwise.

        The following presents a brief biographical description of each director nominee, as well as a discussion of the specific experience, qualification and skills of each director that helped lead the Board to conclude that each respective director should continue to serve as a member of the Board.

Nominees

Name	Age	Director Since
John A. Carrig	68	2011
Clay M. Gaspar	48	2019
Robert K. Herdman	71	2011
Kelt Kindick	65	2013
Karl F. Kurz	58	2014
Kimberly S. Lubel	55	2011
Richard E. Muncrief	61	2014
D. Martin Phillips	66	2020
Douglas E. Swanson, Jr.	48	2020
Valerie M. Williams	63	2018

        John A. Carrig.     Mr. Carrig has been a director since December 2011. Mr. Carrig is the former President and Chief Operating Officer of ConocoPhillips (a large integrated oil company with operations in more than 30 countries). He joined Phillips Petroleum in London in 1978 as a tax attorney. In 1981, he transferred to Bartlesville, Oklahoma, and was associated with the corporate tax staff until 1993 when he joined the treasury group as finance manager. He was then named Assistant Treasurer of Finance, and in 1995 he accepted the position of Treasurer. He was Vice President and Treasurer from 1996 to 2000 when he was named Senior Vice President and Treasurer. He was elected

Senior Vice President and Chief Financial Officer for Phillips in 2001, a position he held until the ConocoPhillips merger occurred in 2002, at which time he became Executive Vice President, Finance, and Chief Financial Officer of ConocoPhillips. In 2008, he was appointed President and Chief Operating Officer of ConocoPhillips and became responsible for global operations, including exploration and production, refining and transportation, project development and procurement, and health, safety and environmental matters. Mr. Carrig served as President of ConocoPhillips until his retirement in March 2011. Mr. Carrig graduated Phi Beta Kappa with a B.A. from Rutgers University and received his law degree from Temple University. He also holds an advance degree in tax law from New York University School of Law. Mr. Carrig served as a director of TRC Companies, Inc. (engineering, consulting and construction management services to the energy, environmental and infrastructure markets) from 2012 until 2017 and as a director of Skanska AB (a global project development and construction company) from 2014 until 2018. He is currently a director of Forum Energy Technologies, Inc. (a manufacturer of oil and gas field machinery and equipment).

        We believe Mr. Carrig is well qualified to serve as a member of our Board. Mr. Carrig has many years of experience in our industry, including operating, financial and executive experience, and we believe these experiences are critical to his ability to identify, understand and address challenges and opportunities that we face.

        Clay M. Gaspar.     Mr. Gaspar has served as a director of the Company since November 2019 and as President and Chief Operating Officer since December 2017. From November 2015 until December 2017, he served as Senior Vice President and Chief Operating Officer, and from October 2014 until November 2015, he served as Senior Vice President of Operations and Resource Development. From July 2012 until October 2014, Mr. Gaspar served as Vice President—Mid-Continent for Newfield Exploration Company. Prior to joining Newfield, Mr. Gaspar spent 16 years with Anadarko Petroleum Corporation where he served as General Manager of Investor Relations from 2011-2012, General Manager, Business Advisor from 2009-2011 and General Manager, East Texas from 2007-2009. From 1996-2007, Mr. Gaspar served in various engineering and management positions at Anadarko. Mr. Gaspar started his career with Mewbourne Oil Company as a production and drilling engineer where he worked part-time as a student from 1991-1995 and then full-time from 1995-1996. He is a member of the Society of Petroleum Engineers and holds a Bachelor of Science degree in Petroleum Engineering from Texas A&M University and a Master of Science degree in Petroleum and Geosciences Engineering from the University of Texas at Austin and is a Registered Professional Engineer in the state of Texas. Mr. Gaspar also serves on the boards of the Tulsa chapter of the American Heart Association, Catalyst Midstream Partners, LLC, and the Michigan Potash & Salt Co. At WPX, he also has responsibility for overseeing the Company's pro-active ESG endeavors, including supervisory authority for the Company's ESG Director role.

        We believe that Mr. Gaspar is well qualified to serve as a member of our Board. Mr. Gaspar has many years of experience in the upstream energy business, and we believe that this experience will be critical to his ability to identify, understand and address the challenges and opportunities that we face. As President and Chief Operating Officer, with intimate knowledge of our business and operations, Mr. Gaspar brings a valuable perspective to the Board. We also believe that Mr. Gaspar's experience with managing the operations of a large, public company is advantageous to us.

        Robert K. Herdman.     Mr. Herdman has been a director since December 2011. Since 2004, Mr. Herdman has been a Managing Director of Kalorama Partners LLC (a Washington, D.C. consulting firm specializing in providing advice regarding corporate governance, risk assessment, crisis management and related matters). Prior to joining Kalorama, Mr. Herdman was the Chief Accountant of the SEC from October 2001 to November 2002. Prior to joining the SEC, he was Ernst & Young's Vice Chairman of Professional Practice for its Assurance and Advisory Business Services ("AABS") practice in the Americas and the Global Director of AABS Professional Practice for Ernst & Young International. Mr. Herdman was also the senior Ernst & Young partner responsible for the firm's relationship with the SEC, Financial Accounting Standards Board and American Institute of Certified Public Accountants ("AICPA"). Mr. Herdman served on the AICPA's SEC Practice Section Executive Committee from 1995 to 2001 and as a member of the AICPA's Board of Directors from 2000 to 2001. He holds a B.S.C. in accounting from DePaul University. Mr. Herdman is currently on the board of directors of Cummins Inc. (a designer and manufacturer of diesel and power engines) and is chair of its audit committee. Prior to April 2015, he served on the board of directors of HSBC Finance Corporation (formerly Household International, Inc.), HSBC North America Holdings, Inc. and HSBC US, Inc.

        We believe Mr. Herdman is well qualified to serve as a member of our Board. Mr. Herdman has significant experience in finance and accounting, as well as experience related to the compensation of public company executives. We believe these experiences are important to his ability to understand and address challenges and opportunities that we face. Mr. Herdman's SEC and public accounting experience provided him with insight into the business operations and financial performance of a significant number of public companies, which is advantageous to us as a public company.

        Kelt Kindick.     Mr. Kindick has been a director since January 2013 and has served as our independent Lead Director since May 2018. Mr. Kindick served as chief financial officer and partner at Bain & Company, Inc., a management consulting firm, from January 2009 until his retirement on December 31, 2012. He has been serving as Advisory Partner for Bain & Company since January 1, 2013. He joined Bain & Company, Inc. in 1980, was elected partner in 1986, served as Managing Director of the firm's Boston office from 1991 to 1996, and as Chairman of the firm's executive committee from 1998 to 1999. Mr. Kindick also served as chief financial officer of the Commonwealth of Massachusetts from 2003 to 2004. Mr. Kindick served as a director of The Advisory Board Company from 2001 to 2017 and was lead director from 2004 to 2017. He received a B.A. degree from Franklin & Marshall College and an M.B.A. from Harvard Business School.

        We believe that Mr. Kindick is well qualified to serve as a member of our Board. His long service at a leading management consulting firm, where he has developed extensive experience in assessing and advising on corporate strategy, finance, operations, and talent management, as well as his finance and accounting experience, will be advantageous to us.

        Karl F. Kurz.     Mr. Kurz has been a director since January 2014. From September 2009 until his retirement in September 2012, Mr. Kurz served as a managing director, co-head of the energy group and a member of the investment committee at CCMP Capital Advisors LLC, a leading global private equity firm with a focus on energy investments, among other areas. Prior to joining CCMP, Mr. Kurz spent nine years with Anadarko Petroleum Corporation, most recently serving as chief operating officer responsible for overseeing the company's global exploration and production, marketing, midstream, land, technology and service businesses. Prior to joining Anadarko, Mr. Kurz was general manager of midstream and marketing for Vastar Resources, Inc., where he managed the company's marketing of oil, natural gas liquids, gas and gas processing. Prior to joining Vastar in 1995, Mr. Kurz held management positions at ARCO Oil and Gas Company in several business units including reservoir engineering, production operations, crude oil marketing, hedging, and financial trading. Mr. Kurz holds a B.S., magna cum laude, in petroleum engineering from Texas A&M University and he is a graduate of Harvard Business School's Advanced Management Program. Mr. Kurz also serves as the non-executive Chairman of American Water Works Company, Inc. (water and wastewater services company). He also serves as an advisor to Ares Management, L.P., a capital investment company. Mr. Kurz served as a director of Western Gas Partners from May 2008 through March 2009, Global Geophysical Services, Inc. (seismic data solutions for the oil and gas industry) from December 2010 through December 2014, and SemGroup Corporation (midstream services provider to independent oil and gas producers and refiners) from 2009 through December, 2019.

        We believe Mr. Kurz is well qualified to serve as a member of our Board. Mr. Kurz has many years of experience in our industry, including executive, investment and operating experience, and we believe these experiences are critical to his ability to identify, understand and address challenges and opportunities that we face. Mr. Kurz also has extensive public policy experience from serving on committees and boards of industry organizations.

        Kimberly S. Lubel.     Ms. Lubel has been a director since December 2011. She served as Chairman of the Board, President and Chief Executive Officer of CST Brands, Inc. (a publicly-traded retailer of transportation fuels and convenience goods) from May 2013 until its acquisition by Alimentation Couche-Tard Inc. in June 2017. Ms. Lubel also served as the Chairman of the Board of the general partner of CrossAmerica Partners L.P. (a publicly-traded master limited partnership) from October 2014, when CST Brands acquired the general partner, until June 2017. In January 2013 Ms. Lubel became responsible for the retail organization of Valero Energy Corporation (a large independent refiner of transportation fuels and related products) in the United States and Canada as Executive Vice President and President Retail, and served in that capacity until the spin-off of the retail organization as CST Brands, Inc. Ms. Lubel previously served from October 2008 to December 31, 2012, as Executive Vice President and General Counsel for Valero with responsibility over Valero's legal, ad valorem tax, health, safety and environmental, energy and gases, reliability, and project execution departments. She joined Valero in 1997 as Corporate Counsel. From April 2006 to October 2008, she served as Senior Vice President & General Counsel. She served as lead attorney for most of Valero's major acquisitions during her tenure with Valero. Ms. Lubel holds a B.A. in Spanish and international studies from Miami University (Ohio), an M.A. in international relations from Baylor University, and a J.D. from the University of Texas School of Law. She is also a graduate of the Executive Program at Stanford University. Ms. Lubel is a member of the board of directors of PBF Energy Inc. (a petroleum refining company) and also serves on the boards of directors of the United Way of Texas, the United Way of San Antonio and Bexar County and the Southwest Research Institute, a non-profit research and development organization based in San Antonio.

        We believe that Ms. Lubel is well qualified to serve as a member of our Board. Her chief executive officer experience is critical to her ability to identify, understand and address challenges and opportunities that we face. As a result of her executive experience, Ms. Lubel also has an understanding of compensation and corporate governance issues that we face. Her experience as lead attorney for complex transactions well positions her to advise on any transactions that we may consider. Her familiarity with legal and regulatory issues, including expertise on complex health, safety, and environmental matters, also positions her well to advise on such issues.

        Richard E. Muncrief.     Mr. Muncrief was appointed President and Chief Executive Officer of the Company on May 15, 2014, and on January 1, 2017 he was appointed Chairman of the Board of Directors as well. In December 2017 he relinquished the title of President when the Board transferred that title to the Company's Chief Operating Officer. He had earlier served since June 2009 as Senior Vice President, Operations and Resource Development of Continental Resources, Inc. Prior to joining Continental, he was employed from August 2008 through May 2009 by Resource Production Company, where he served as Corporate Business Manager. From September 2007 to August 2008, he served as President, Chief Operating Officer and as a director of Quest Midstream Partners, LP. From 1980 to 2007, he served in various managerial capacities with ConocoPhillips and its predecessor companies, Burlington Resources, Meridian Oil and El Paso Exploration. Mr. Muncrief holds a B.S. in petroleum engineering technology from Oklahoma State University. Mr. Muncrief served as a director of Apco Oil and Gas International Inc. ("Apco"), a majority-owned subsidiary of the Company until January 2015, from August 2014 until January 2015.

        We believe Mr. Muncrief is well qualified to serve as a member of our Board. Mr. Muncrief has many years of experience in the upstream and midstream energy business, and we believe this experience will be critical to his ability to identify, understand and address the challenges and opportunities that we face. As our Chairman and Chief Executive Officer, with intimate knowledge of our business and operations, Mr. Muncrief brings a valuable perspective to the Board. Further, we believe that Mr. Muncrief's experience with managing the operations of a large, public company is advantageous to us.

        D. Martin Phillips.     Mr. Phillips is a Managing Partner of EnCap Energy Capital Fund, L.P., where he plays a leadership role in all levels of executive management including investments, fundraising, finance, accounting, compliance and personnel. Mr. Phillips serves on the board of several EnCap portfolio companies and has also served on the board of directors of Montage Resources Corporation since 2011. Prior to founding EnCap in 1989, Mr. Phillips served as a Senior Vice President in the Energy Banking Group of NationsBank in Dallas, Texas. In his capacity as Manager of the U.S./International Divisionof NationsBank from 1987 to 1989, Mr. Phillips had responsibility for credit commitments to a broad spectrum of energy-related companies. Mr. Phillips began his career in 1978 with Republic Bank and served in various senior energy banking positions, including Vice President and Manager of Republic Bank's energy loan production office in Denver, from 1980 to 1985, and Senior Vice President and Division Manager in Republic Bank's Houston office from 1986 to 1987. Mr. Phillips received a Bachelor of Science degree and a Master of Business Administration degree from Louisiana State University, and he is a member of the LSU College of Business Hall of Distinction. Mr. Phillips also attended the Stonier Graduate School of Banking at Rutgers University.

        We believe Mr. Phillips is well qualified to serve as a member of our Board. Mr. Phillips has many years of experience in our industry, including executive and investment experience, and we believe these experiences are critical to his ability to identify, understand and address challenges and opportunities that we face.

        Douglas E. Swanson, Jr.     Mr. Swanson is a Managing Partner of EnCap Energy Capital Fund, L.P., where he plays a leadership role in all levels of executive management including investments, fundraising, finance, accounting, compliance and personnel. Mr. Swanson currently serves on the board of several EnCap portfolio companies and is also on the board of directors of Montage Resources Corporation and Earthstone Energy, Inc. In addition, Mr. Swanson served on the board of directors of Oasis Petroleum, Inc. and its predecessor entitities from March 2007 until December 2017. Prior to joining EnCap in 1999, Mr. Swanson was in the corporate lending division of Frost National Bank from 1995 to 1997, specializing in energy-related service companies, and was a financial analyst in the corporate lending group of Southwest Bank of Texas from 1994 to 1995. Mr. Swanson is a member of the Independent Petroleum Association of America and the Texas Independent Producers and Royalty Owners Association. Mr. Swanson received a Bachelor of Arts degree in economics and a Master of Business Administration degree from The University of Texas.

        We believe Mr. Swanson is well qualified to serve as a member of our Board. Mr. Swanson has many years of experience in our industry, including executive and investment experience, and we believe these experiences are critical to his ability to identify, understand and address challenges and opportunities that we face.

        Valerie M. Williams.     Ms. Williams has been a director since March 2018. She joined Ernst & Young LLP in 1981 and has over 35 years of audit and public accounting experience, serving numerous global companies in various industries, including energy, until her retirement in 2016. Ms. Williams most recently served as the firm's Southwest Region Assurance Managing Partner, a position she had held since 2006. She held several senior leadership positions at Ernst & Young and also served on several strategic committees, including the firm's Partner Advisory Council, Inclusiveness Council, Audit Innovation Task Force and the Diversity Task Force. Ms. Williams holds a B.S. from the University of North Texas and an M.B.A. from the University of Houston. She is a member of the board of directors of Omnicom Group, Inc. (a global advertising and public relations firm) and DTE Energy (a Michigan-based electric and natural gas utility company).

        We believe that Ms. Williams is well qualified to serve on our Board. Her extensive experience in public company accounting and finance and her familiarity with risk management issues will be critical to understanding our financial performance as well as identifying and addressing the challenges we face in the global energy markets.

CORPORATE GOVERNANCE

Overview

        WPX is committed to high standards of corporate governance and ethical business conduct. Important documents that are reflective of this commitment include our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, charters of the committees of our Board of Directors, our Lead Director Charter, and our Code of Business Conduct. You can access these documents at www.wpxenergy.com under "Investors" and "Corporate Governance" to learn more about our corporate governance practices.

Corporate Governance Practices

        Some of our key corporate governance practices include:

Board Structure

  •
  Majority Vote Standard.  Our Bylaws and Corporate Governance Guidelines provide that each director must be elected by a majority vote in an uncontested election. Our Corporate Governance Guidelines also provide that a director nominee must submit an irrevocable resignation effective upon the failure to receive more votes cast "for" than "against" his or her election or re-election and Board acceptance of such resignation.

  •
  Board Leadership Structure.  The Board believes that independent leadership is important. The Board also believes that, depending on what appears to be in the best interests of the Company and its stockholders at any given point in time, it should be able to choose whether the roles of Chairman of the Board and Chief Executive Officer are combined or separate. In cases where the Board believes that those roles should be combined, the independent directors will select from among themselves an individual who acts as Lead Director. The duties and responsibilities of the Lead Director are set forth in a Lead Director Charter that is available on our website at www.wpxenergy.com. The independent directors assess the Board's leadership structure annually and conduct annual performance evaluations of both the Chairman of the Board and the Lead Director. When the positions of Chairman of the Board and Chief Executive Officer are combined, the performance evaluation of the Chairman of the Board role is in addition to the performance evaluation of the Chief Executive Officer role.

Board and Board Committees Composition and Performance

  •
  Limitation on Public Company Directorships.  A director may not serve on more than four public company boards of directors (including the Company's).

  •
  Resignation Upon Change in Status.  Each of our directors is required to offer his or her resignation upon a material change in his or her status, including a change in his or her principal business associations.

  •
  Executive Sessions.  Our Board of Directors and each Board committee regularly conduct executive sessions of non-employee directors. Our Lead Director presides over each executive session of non-employee directors. Committee Chairs preside over executive sessions of their respective committees.

  •
  Independent Advisors.  Our Board of Directors and Board committees have the authority to retain independent advisors.

  •
  Annual Performance Reviews.  Our Board of Directors and Board committees conduct performance reviews annually.

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  New Director Orientations.  New directors are required to complete an orientation program upon joining the Board, and all directors are given the opportunity and are encouraged to participate in continuing education programs.

Guidelines and Board Policies/Procedures

  •
  Stock Ownership Guidelines.  We maintain stock ownership and retention guidelines for directors and executive officers. See "Compensation Discussion and Analysis—Other Compensation Practices—Stock Ownership Guidelines" and "Director Compensation."

  •
  Approval Procedures for Related-Person Transactions.  We have a related-person transactions approval policy regarding the review, approval and ratification of related-person transactions involving a member of the Board, one of our executive officers, or any immediate family member or affiliate of such individuals. The Audit Committee and in some cases the full Board of Directors oversees this process. See "Certain Relationships and Transactions."

  •
  Recoupment Policy.  We have a recoupment policy that requires the Company to recover all performance-based incentive payments from senior executives, including all of our named executive officers, found by the Board of Directors to be personally responsible for the fraud or intentional misconduct resulting in a significant restatement of the Company's financial statements. In addition, we will seek recoupment from all other executive officers of any amounts paid in excess of the award that would have been paid based on the restated financial results. See "Compensation Discussion and Analysis—Other Compensation Practices—Recoupment Policy."

  •
  Communications Policy.  We have a communication policy that outlines how stockholders and other interested parties may communicate with the Board of Directors. See "Board Committees—Communications with the Board of Directors."

  •
  Independent Compensation Consultant.  Our Compensation Committee has the sole authority to retain or terminate its compensation consultant and annually reviews its compensation consultant's independence.

  •
  Transactions in Company Securities (Anti-Hedging Policy).  Our insider trading policy prohibits short sales of shares of our common stock by directors and executive officers. It also prohibits the use of equivalent derivative securities that would have the effect of insulating insiders from any downturn in the value of our common stock.

  •
  Anti-Pledging Policy.  Our insider trading policy prohibits our directors, officers, and key employees from holding our securities in a margin account or using such securities as collateral for a loan.

  •
  Board Refreshment.  Over time, the Board refreshes its membership through a combination of adding or replacing directors to achieve appropriate balance between maintaining longer-term directors with deep institutional knowledge of the Company and adding directors who bring a diversity of perspectives and experience. For example, at our first Annual Meeting of

    Stockholders in 2013, the Board was composed of eleven directors. Since that meeting, and as of the conclusion of our 2020 Annual Meeting:

    •
    Seven of the eleven directors who were serving on the Board in 2013 will have retired or left the Board.

    •
    Five new directors have been elected to the Board, four of whom are independent.

    •
    Two of our independent directors have served as Lead Independent Director.

    •
    The composition of the Board's committees has been refreshed, and the chair of each committee has been changed.

    If all of the nominees are elected to the Board, following the Annual Meeting, the average tenure of our directors will be five years. The Board believes that, collectively, the directors offer a diverse range of backgrounds that contribute to the overall effectiveness of the Board.

        Environmental, Social and Governance Initiatives.     We are pursuing a variety of efforts to improve our communication and our performance under various environmental, social and governance initiatives. Below are a few highlights from our second ESG Report that is available online at www.wpxenergy.com. Please review the complete ESG Report for more details.

Air Quality

  •
  Achieved significant reduction in Delaware Basin flaring through more than $150 million of new infrastructure to support natural gas volumes

  •
  New projects included doubling the capacity of our joint venture gas processing plant in the Delaware Basin to 400 MMcf/d

  •
  Expanded our drone program to 8 certified pilots to digitize our surface assets in the Williston Basin to inspect for fugitive emissions

Water & Fluids

  •
  Constructed a third water recycling center in Delaware Basin during 2019; now have capacity to recycle more than 150,000 barrels per day

  •
  Recycled 16.1 million barrels of produced water in 2019 in the Delaware Basin; an increase of 57% vs. 2018

Safety

  •
  Four preventable motor vehicle accidents across more than 4.4 million miles driven

  •
  Joined the Permian Road Safety Coalition; participated in November safety stand-down

  •
  Five recordable employee injuries in 2019 across more than 1.5 million hours worked, resulting in a total recordable incident rate (TRIR) of 0.65—up from 0.43 in 2018

Diversity & Inclusion

  •
  Women accounted for 37 percent of our workforce in 2019

  •
  Minorities accounted for 22 percent of our workforce in 2019

Community Investment

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  Distributed approximately $1.4 million in charitable funds in 2019, benefitting more than 330 organizations

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  Received the 2019 Community Impact award from Oklahoma Business Ethics for the structure of our civic involvement programs

Governance

  •
  In February 2019, the Board amended the Charter of the Nominating and Governance Committee, refocusing it as the Nominating, Governance, Environmental and Public Policy Committee.

  •
  Designated our top safety and environmental professional as WPX's ESG Director

Independent Auditors

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  Ratification of Auditor.  Our stockholders annually ratify the selection of our independent registered public accounting firm.

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  Limited Non-Audit Fees.  The 2019 non-audit and non-audit-related fees paid to our independent registered public accounting firm were less than twenty percent of total fees paid to that firm by the Company in 2019.

Corporate Governance Guidelines

        Our Certificate of Incorporation and Bylaws, together with Delaware law and NYSE and SEC rules, govern the Company. Our Corporate Governance Guidelines set forth many of the practices, policies and procedures that provide the foundation of our commitment to strong corporate governance. The policies and practices covered in our Corporate Governance Guidelines include operation of the Board of Directors, Board structure, director independence and Board committees. Our Corporate Governance Guidelines are reviewed at least annually by our NGEPP Committee and are revised as necessary.

Code of Business Conduct

        Our Board has adopted a Code of Business Conduct that applies to all employees. Our Code of Business Conduct is publicly available on our website at www.wpxenergy.com. Any waiver of our Code of Business Conduct with respect to the Chief Executive Officer, Chief Financial Officer or Controller, or persons performing similar functions, may be authorized only by our Audit Committee. In the event that we make any changes to, or provide any waivers from, the provisions of our Code of Business Conduct, we intend to disclose such events on our website or in a report on Form 8-K within four business days of such event.

Director Independence

        Our Corporate Governance Guidelines require that the Board make an annual determination regarding the independence of each of our directors. Based on an annual evaluation performed by and recommendations made by the NGEPP Committee, the Board has determined that each of our current directors, other than Messrs. Muncrief and Gaspar, is independent under the NYSE listing standards and the rules and regulations of the SEC. The Board has also determined that Mr. William G. Lowrie, a director of the Company until his retirement in May 2019, was similarly independent during his service on the Board. The Board's determination of independence took into account the "bright line" standards of the NYSE and the standards for independence contained in our Corporate Governance

Guidelines, as well as the absence of any material transactions or other relationships between the Company, on the one hand, and directors, their immediate family members and other associates, on the other. The Board reviewed transactions between the Company and other companies where a director serves as a non-employee director, or where a director or family member of the director serves as an executive officer, and concluded that no such transaction was contrary to a finding of independence.

Board Leadership Structure

        Our Board believes that, depending on what appears to be in the best interests of the Company and its stockholders at any given point in time, it should be able to choose whether the roles of Chairman of the Board and Chief Executive Officer are combined or separate. Since January 2017, the positions of Chairman of the Board and Chief Executive Officer have been held by Mr. Muncrief. The Board believes that Mr. Muncrief's leadership in developing and executing the Company's strategy since 2014 and his deep knowledge of the Company's operations enable him to facilitate the Board's responsibilities for overseeing the Company and driving its continued efforts to create value for stockholders. As the Chairman of the Board and Chief Executive Officer, Mr. Muncrief is well positioned to identify key issues that call for the Board's attention and guidance.

        The Board also believes that independent leadership is important, and the Company's Governance Guidelines call for the independent directors to select from among themselves a Lead Director when the role of Chairman of the Board is combined with the role of Chief Executive Officer. In May 2018, the independent directors selected Mr. Kindick as Lead Director.

        The current leadership structure of the Board is reviewed annually by the independent directors. In addition, the independent directors annually conduct performance evaluations of both the Chairman of the Board and the Lead Director. When the positions of Chairman of the Board and Chief Executive Officer are combined, the performance evaluation of the Chairman of the Board role is in addition to the performance evaluation of the Chief Executive Officer role.

        The duties and responsibilities of the Lead Director are set forth in a Lead Director Charter that is available on our website at www.wpxenergy.com, and include the following:

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  presides at executive sessions of the independent directors and has the authority to call additional executive sessions or meetings of the independent directors;

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  presides at Board meetings in the absence of the Chairman of the Board;

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  serves as principal liaison between the Chairman of the Board and the independent directors;

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  assists in the selection and preparation of meeting schedules, agendas and meeting materials for the Board;

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  is available for consultation and direct communication with major stockholders under appropriate circumstances;

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  interviews, along with the Chairman of the Board and the Chairman of the NGEPP Committee, all Board candidates, and makes recommendations to the NGEPP Committee; and

  •
  oversees, in consultation with the Chairman of the Board, the Board's annual goals and objectives, which are subject to approval by the full Board.

        The Board believes that it is important to have the flexibility to put in place a leadership structure that promotes effective governance at any given point in time and that, under present circumstances, the current Board leadership structure is in the best interests of the Company and it stockholders.

Risk Oversight

        Enterprise-Wide Risk Oversight.     Our Board oversees management's enterprise-wide risk management activities, either directly or with the assistance of its committees. In the normal course of its business, the Company is exposed to a variety of risks, including market risks relating to changes in commodity prices, capital availability, technical risks affecting the Company's resource base, political risks, and risks involving cyber security. The Company's officers and staff attend regularly scheduled meetings of the Board, where they conduct presentations to the Board on various strategic matters involving the Company's operations and the risks that may affect those operations. Free to ask questions or raise concerns regarding risk management or any other matters, the Board as a whole and at the committee level monitors the development and management of risks that may affect the Company's operations and strategic goals. Discussions with the Board regarding the Company's capital and operating plan, business results, and competitive environment ordinarily include a discussion of the risks associated with the particular item under discussion. The Board's committees assist in the risk oversight function as follows:

  •
  The Audit Committee oversees our financial controls and compliance activities, and regularly evaluates such matters as our financial reporting and disclosure, our relationships with vendors, and our capital investment and project execution. The enterprise risk management function, which reports to our Chief Financial Officer, assists the Company in identifying and assessing the Company's material risks. The Company's Chief Internal Auditor, who always has direct access to the Audit Committee, assists the Company in evaluating risk management controls and methodologies. In connection with its oversight role, the Audit Committee regularly meets privately with representatives from the Company's independent registered public accounting firm and the Company's Chief Internal Auditor and General Counsel.

  •
  The Compensation Committee oversees risk associated with our human capital and our compensation practices and plans.

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  The NGEPP Committee oversees Board processes and corporate governance-related risk, including risks related to environmental health and safety, reputation and branding, public policy and legislative and regulatory matters.

        Enterprise-Wide Incentive Compensation Risk Assessment.     With the oversight of our Compensation Committee, we conducted a risk assessment of the Company's human capital with a focus on enterprise-wide compensation programs. The risk assessment reviewed both incentive compensation plans and individual incentive awards paid in 2019 for the presence of potential design elements that could incent employees to incur excessive risk. The assessment also took into account the presence of other design features that serve to mitigate excessive risk-taking, such as the Company's recoupment policy, stock ownership guidelines, and balanced performance metrics.

        After considering the results of the risk assessment, the Compensation Committee concluded, and its independent advisor agreed, that the level of risk associated with the Company's enterprise-wide compensation programs is not reasonably likely to have a material adverse effect on the Company. The results of the risk assessment were reviewed with the Compensation Committee at a meeting in February 2020. Please see "Compensation Discussion and Analysis—Other Compensation Practices—Consideration of Risk in Setting Executive Compensation" for a discussion of design elements intended to mitigate excessive risk-taking by our executive officers.

Executive Officers

        The following presents a brief biographical description of each of our executive officers (other than Messrs. Muncrief and Gaspar, whose biographical information appears above under "2020 Director Nominees").

Executive Officer	Biographical Information
Dennis C. Cameron Age 57 Executive Vice President and General Counsel	Mr. Cameron has served as Executive Vice President and General Counsel since November 2018 and earlier served as Senior Vice President and General Counsel since December 2013. Prior to that time, Mr. Cameron had served as Vice President and Deputy General Counsel of the Company since July 2013 and Assistant General Counsel from January 2012 to July 2013. Mr. Cameron has over 25 years of legal experience. He started his career in May 1987 at GableGotwals, a full-service law firm. From 2008, Mr. Cameron was a member of the Board of Directors of the firm. Mr. Cameron's practice at GableGotwals consisted primarily of complex litigation involving energy interests including the defense of class actions and included commercial litigation with an emphasis in oil & gas issues, products liability and environmental law. Mr. Cameron served as national counsel to a major oil & gas company on royalty, severance taxes and qui tam matters and regional counsel to two other oil & gas companies on similar matters. Mr. Cameron also represented three major oil & gas companies on Federal and Indian oil & gas matters related to production throughout the United States and offshore. Mr. Cameron was selected as National Products liability counsel to an international tool manufacturer. Mr. Cameron received a Bachelor of Science in Mechanical Engineering from the University of Oklahoma and Juris Doctor from the University of Oklahoma College of Law.
Bryan K. Guderian Age 60 Executive Vice President of Business Development
Mr. Guderian has served as Executive Vice President of Business Development since February 2018 and earlier served as Senior Vice President of Business Development since May 2016. Prior to that time, Mr. Guderian served as Senior Vice President of Business Development and Land from October 2014 until May 2016, and as Senior Vice President of Operations from December 2011 until October 2014. From 1998 until December 2011, Mr. Guderian served as Vice President of the Exploration & Production unit of The Williams Companies, Inc. with responsibility for operational and commercial management of exploration and production assets in the Marcellus Shale, the San Juan Basin and other basins. Mr. Guderian also had responsibility for overseeing Williams' international operations. He served as a director of Apco International Oil and Gas Inc. ("Apco") from 2002 until 2015 and a director of Petrolera Entre Lomas S.A. from 2003 until 2015. Mr. Guderian served as Chief Executive Officer of Apco from 2013 until 2015. Mr. Guderian joined Williams in 1991 as a gas marketing representative. Mr. Guderian holds a bachelor of business administration degree in petroleum land management from the University of Oklahoma.

Executive Officer	Biographical Information
J. Kevin Vann Age 48 Executive Vice President and Chief Financial Officer	Mr. Vann has served as Executive Vice President and Chief Financial Officer since February 2018. He earlier served as Senior Vice President and Chief Financial Officer since March 2014. Mr. Vann also served as Treasurer from September 2014 to November 2014 and from November 2018 until February 2020. Prior to his appointment as Senior Vice President and Chief Financial Officer, Mr. Vann had served as Vice President, Chief Accounting Officer and Controller since December 2011. From June 2007 until December 2011, Mr. Vann had served as Controller for the exploration and production business unit of The Williams Companies, Inc. He was Controller for Williams Power Company from 2006 to 2007 and Director of Enterprise Risk Management for Williams from 2002 to 2006. In his Controller positions, he was responsible for the development and implementation of internal controls to ensure effective financial and business systems, accurate financial statements and the timely provision of appropriate information and analysis to assist in the strategic management of the company. As Director of Enterprise Risk Management for Williams, he was responsible for the aggregation and measurement of commodity and credit risk. Mr. Vann also served as a director of Apco Oil and Gas International Inc. from 2014 to 2015. Mr. Vann holds a B.S. in accounting from Oklahoma State University.
Angela E. Kouplen Age 46 Senior Vice President—Administration and Chief Information Officer
Ms. Kouplen has served as Senior Vice President—Administration and Chief Information Officer since November 2018. She earlier served as Vice President—Administration and Chief Information Officer since 2016, and as Vice President—Information Technologies since 2015. Prior to that time and since December 2011, Ms. Kouplen served the Company in a variety of positions in information technology, contract management and leadership and organizational development. She has more than 20 years of experience in energy, management and information systems. Ms. Kouplen holds a B.S. in management from Oklahoma State University and an MBA from the University of Tulsa.

Board Meetings and Annual Meeting Attendance

        Directors are expected to attend Board meetings, meetings of committees on which they serve and the Annual Meeting of Stockholders. During the year ended December 31, 2019, the Board of Directors held eleven meetings. All directors who were members of the Board of Directors in 2019 attended at least 75% of the meetings of the Board and any Board committees of which they were members. Each of our directors attended our 2019 Annual Meeting of Stockholders.

Board Committees

        The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the NGEPP Committee. These committees help the Board of Directors fulfill its responsibilities and assist the Board of Directors in making informed decisions. Each committee operates pursuant to a written charter, each of which is available on our website at www.wpxenergy.com, and evaluates its charter and conducts a committee performance evaluation annually.

        The directors serve on the committees as set forth below.

Audit	Compensation	NGEPP
John A. Carrig, Chair	Henry E. Lentz, Chair	Kelt Kindick, Chair
Karl F. Kurz	Robert K. Herdman	Kimberly S. Lubel
Valerie Williams	Kimberly S. Lubel	D. Martin Phillips
	Douglas E. Swanson, Jr.	David F. Work

Audit Committee

        The Audit Committee consists of Messrs. Carrig (Chair) and Kurz and Ms. Williams, each of whom is an independent director under the NYSE listing standards and the rules and regulations of the SEC and each of whom is financially literate. The Board of Directors has determined that each of Messrs. Carrig and Kurz and Ms. Williams has accounting or related financial management expertise and is qualified as an "audit committee financial expert" as defined by the rules and regulations of the SEC. You should understand that these designations are disclosure requirements of the SEC and the NYSE relating to the members' experience and understanding of accounting and auditing matters. These designations do not affect the obligations or liability of Board or Audit Committee members generally. The Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements, public disclosure and compliance activities and for the selection and retention of the independent registered public accounting firm. The Audit Committee held eight meetings in 2019.

Compensation Committee

        The Compensation Committee consists of Messrs. Lentz (Chair) and Herdman, and Ms. Lubel, each of whom is an independent director under the NYSE listing standards and the rules and regulations of the SEC and each of whom meets the definition of an outside director under the Internal Revenue Code of 1986, as amended (the "IRC"). The Compensation Committee is responsible for overseeing the design and implementation of strategic executive compensation programs that promote the attraction, retention, and appropriate reward of executive officers and are designed to motivate the Company's executive officers toward the achievement of business objectives and to align the executive officers' focus with the long-term interest of the stockholders. The Compensation Committee also makes recommendations to the Board regarding the compensation of our Chief Executive Officer and assists the Board in fulfilling its responsibility to oversee the establishment and administration of the Company's compensation programs, including incentive compensation, equity-based plans, and related matters for employees subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee also monitors compliance by directors and the executive officers with the Company's stock ownership guidelines. The Compensation Committee held six meetings in 2019.

Nominating, Governance, Environmental & Public Policy Committee

        The Nominating, Governance, Environmental & Public Policy Committee, or "NGEPP Committee," consists of Messrs. Kindick (Chair) and Work and Ms. Lubel, each of whom is an independent director under the NYSE listing standards and the rules and regulations of the SEC. The NGEPP Committee's duties include indentifying and recommending qualified individuals to be proposed as nominees for election to the Board at the annual meeting of stockholders and developing, reviewing annually and recommending to the Board changes to our Corporate Governance Guidelines. The NGEPP Committee also reviews the size and composition of the Board and its committees and recommends any changes to the Board, establishes a process for and assesses director independence and oversees the evaluation of the Board and its committees.

        In addition, following an amendment to its charter that the Board approved in February 2019, the NGEPP Committee assists the Board in its oversight of environmental, safety and public policy matters, including among other responsibilities:

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  Oversee management's monitoring and enforcement of the Company's policies to protect the health and safety of employees, contractors, customers and the public;

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  Oversee management's monitoring and enforcement of the Company's policies to protect the environment;

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  Review emerging political, social and environmental trends and major global legislative and regulatory developments or other public policy issues that may affect the Company and its operations;

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  Oversee the Company's policies and practices promoting diversity and inclusion, as well as the Company's human and workplace rights and policies; and

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  Review the Company's policy advocacy efforts, including all political contributions, to confirm alignment with Company policies and values.

        The NGEPP Committee held four meetings in 2019.

Communications with the Board of Directors

        Any stockholder or other interested party may communicate with our directors, individually or as a group, the Lead Director, or the independent directors as a group, by contacting our Corporate Secretary or the Chairman of the Board. The contact information is maintained on the Investor Relations page of our website at www.wpxenergy.com.

The current contact information is as follows:

WPX Energy, Inc.
3500 One Williams Center
Tulsa, Oklahoma 74172
Attn: Corporate Secretary

        We will forward communications to the relevant director(s) unless the communications are of a personal nature or not related to the duties and responsibilities of the Board of Directors, including, without limitation, junk mail, mass mailings, business solicitations, spam, surveys and routine product or business inquiries.

 EXECUTIVE COMPENSATION

Executive Summary

        After our multi-year transformation of WPX, our oil-prone positions in the Delaware (Permian) and Williston Basins now form the foundation of WPX. Our acreage positions in each of these basins contain some of the top geology in the plays and in North America. Notable achievements include:

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  Establishment of new 5-year vision/goals, presented to investors during third quarter webcast;

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  WPX shares closed 2019 up 21% (compared to an average of down 13% for our peer group);

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  Monetizing equity positions in two midstream investments resulting in $500 million in proceeds from investments of $125 million and retiring debt with the majority of these proceeds;

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  Began executing a share repurchase program;

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  Announcing the acquisition of Felix Energy, one of the highest quality Delaware Basin operators, which closed on March 6, 2020;

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  Issuing senior debt in September 2019 using the proceeds to conduct tender offers for our outstanding senior notes, resulting in the reduction of our year over year cash interest expense of $4 million and extending debt maturities; and

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  Completing a second 200 MMcf/d cryogenic processing train at a joint venture gas plant.

        Our 2019 annual incentive metrics—Adjusted EBITDAX, Production Growth per Debt Adjusted Share, Development Cost, Controllable Costs, Environmental and Safety, and a Discretionary component—effectively incented our executive officers to focus on the strategic imperatives to deliver improved shareholder return. Our executive management team successfully continued our Company's transformation to a focus on oil production. Our strategic imperatives include:

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  Financial discipline;

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  Operational excellence;

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  Value creation and recognition; and

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  Cultivating our talent.

        Under our Annual Incentive Plan ("AIP"), we awarded 159.8% of target based upon performance against pre-defined metrics, the Environmental and Safety and the Discretionary components. See "Annual Cash Incentive" for additional information about the annual incentive metrics and how the award was calculated.

        Our long-term incentive plan provides that awards will vest at 200% of target if our TSR, the metric used to measure performance, is first or second among our peer group. Regardless of where our TSR falls relative to the peer companies, payout is capped at 100% if our absolute TSR is negative over the three-year performance period. Our TSR of negative 19.3% for the three-year period from 2017-2019 was second in our peer group. Placing second in our peer group would normally result in a 200% payout for our performance-based RSUs; however, because absolute TSR was negative, the payout for the 2017 performance-based RSUs was capped at 100% of target. See "Vesting of 2017 Performance-Based RSUs" for additional information about this award.

Compensation Discussion and Analysis

        Our executive compensation program includes several features designed to align the interests of our executive officers with the interests of our stockholders:

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  The majority of compensation paid to our CEO and our President & COO is performance-based;

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  We use a balanced approach to performance metrics to focus all executive officers on executing our strategy while discouraging excessive risk-taking;

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  Our stock ownership guidelines require our executive officers to have a significant stake in our long-term success and align their interests with stockholder interests;

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  The Compensation Committee (the "Committee") regularly reviews overhang levels and the annual run rate;

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  Our recoupment policy requires recovery of all performance-based incentive payments from executive officers found to be responsible for fraud or intentional misconduct that results in a significant restatement of our financial results as well as recoupment from all other executive officers of any amounts paid in excess of the award that would have been paid based on the restated financial results;

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  Our change-in-control agreements have a "double trigger" for cash payments, equity awards, and other benefits so they are not triggered solely on a change-in-control;

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  We provide very limited perquisites to our Named Executive Officers ("NEOs");

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  The Committee engages an independent compensation consultant to provide competitive market data for our executive officers and to lead discussions on trends within our industry; and

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  When making compensation decisions, the Committee uses tally sheets to consider total outstanding equity value and estimates of amounts that would be paid in various termination scenarios.

        In addition, we have adopted policies and provisions to ensure we do not engage in practices that could be detrimental to stockholders:

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  Our performance-based RSU program prohibits payouts in excess of 100% of target if absolute TSR is negative, regardless of the ranking of our TSR relative to peers;

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  We do not provide employment contracts to any of our executive officers;

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  We do not provide gross-ups to cover personal income taxes that pertain to severance benefits or the limited perquisites we offer;

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  Our insider trading policy prohibits short sales of our common stock and the use of equivalent derivative securities by our directors and executive officers;

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  We do not permit our non-employee directors or executive officers to engage in margin trading of our stock;

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  Our anti-pledging policy prohibits our directors or executive officers from holding our common stock in a margin account or pledging our common stock as collateral for a loan; and

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  Our incentive plan prohibits the repricing of stock options without stockholder approval.

Compensation Philosophy

        We provide a competitive total rewards program designed to attract, engage, reward, and retain highly effective executive officers to deliver on our business plan and drive results that increase stockholder value. We intend to maintain compensation programs that are in the best interest of WPX and our stockholders while rewarding our executive officers through a pay mix that balances short- and long-term performance and discourages excessive risk-taking. Establishing the proper compensation mix is critical to our pay-for-performance approach in engaging executive officers to carry out our business strategy.

        The Committee believes pay for our executive officers should emphasize performance-based rewards and the use of equity. Performance-based compensation, which includes the AIP and performance-based RSUs, comprises a major portion of our executive compensation, while base salary is a much smaller percentage. Equity, which directly aligns our executives' interests with those of our stockholders, comprises a much greater portion of compensation to our NEOs than cash compensation.

        We implement our compensation philosophy by:

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  Making a majority of our CEO's and of our President & COO's pay performance-based, subject to increase when we exceed performance targets and reduction when we do not achieve performance targets;

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  Tying pay to performance metrics that encompass both short-and long-term goals and encourage profitable growth while discouraging excessive risk-taking; and

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  Delivering a majority of compensation in the form of equity, which directly ties the interests of our NEOs to stockholders and causes the value of their compensation to vary based upon our stock price.

Determination of Total Compensation

  Role of the Committee and Board of Directors

        The Committee oversees the design and implementation of our compensation programs, including approving performance metrics and goals for our annual and long-term incentives, and approves compensation for the NEOs, except for the CEO. For the CEO's compensation, the Committee makes recommendations to the independent members of the Board of Directors, which has responsibility for approving the CEO's compensation. The Committee makes decisions with respect to executive officer compensation based on the following factors:

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  The performance of each executive officer and the value of the role to WPX;

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  Market data from our peer group and the broader E&P industry;

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  Internal pay equity considerations, such as relative scope of responsibility of each position;

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  Input from the CEO (for executive officers other than himself); and

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  Input from the Committee's independent compensation consultant.

        Throughout this Compensation Discussion and Analysis, when references are made to decisions about the CEO's compensation, those decisions were made by the independent members of the Board of Directors after considering the recommendation of the Committee.

  Consideration of 2019 Stockholder Advisory Vote to Approve 2018 Executive Compensation

        In 2019, we received a favorable advisory vote on our executive compensation program, with approximately 97.3% percent of the Company's shares represented and eligible to vote at the annual stockholders meeting voting in favor of the executive compensation program. The Committee did not change its approach in 2019 based on the results of the advisory vote. The Committee will continue to monitor and consider the outcome of the annual advisory vote on our executive compensation program when making decisions for our executive officers.

  Role of the Committee's Independent Compensation Consultant

        The Committee retains an independent consultant, FW Cook, to advise on executive and director compensation matters, assess total compensation levels and elements of pay for executive officers, evaluate competitive compensation trends, and identify an appropriate peer group for executive compensation planning. In addition, the independent compensation consultant manages the process by which the Board of Directors evaluates the CEO's performance. The Committee meets with its independent consultant within and outside the presence of management and has the sole authority to retain and terminate its independent consultant, including sole authority to approve its fees and retention terms. FW Cook provides no other services to WPX and does not perform any work for management.

        Consistent with the requirement in the Committee's charter, the Committee annually reviews the independence of its compensation consultant considering the factors set forth in the NYSE listing standards. For 2019, the Committee found that FW Cook continues to meet the NYSE listing standards for independence.

  Role of Management and Executive Officers

        Although management provides input to the Committee as it sets performance metrics and goals for our annual and long-term incentives, management does not set compensation for our executive officers. Our CEO provides his evaluation of the performance of the executive officers that report to him and makes compensation recommendations to the Committee, which then determines compensation for these executive officers. Our CEO also provides an assessment of his own performance to both the Committee and the Board of Directors but does not participate in the process of setting his own compensation.

  Competitive Positioning

        The Committee makes decisions about the appropriate mix between fixed and variable pay and between cash and equity. The Committee makes these decisions in the context of the competitive market for executive talent, while also considering how each element of pay furthers the objectives of our compensation program. To evaluate this market, the Committee, with the advice and assistance of its independent compensation consultant, considers proxy data, survey data both from a designated group of peer companies and from a broader group of E&P companies.

        With input from its independent compensation consultant, the Committee used the following selection criteria to identify our group of peer companies:

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  Oil & Gas E&P companies;

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  Scale in terms of enterprise value with additional consideration given to asset size, market capitalization, revenue and total production;

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  Whether the company is a competitor for business, investor capital, or executive talent;

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  Whether the company has a similar corporate structure focused on horizontal drilling using hydraulic fracturing technology in either multiple basins or a single basin strategic to our business; and

  •
  Whether the company has a similar commodity mix.

        Using these criteria, in July 2019 the Committee identified the companies listed below as the peer group for executive compensation market evaluations for 2020. This group reflects the acquisitions of two members of the peer group used for the 2019 market evaluations—Energen Corporation and Newfield Exploration Company—and the addition of two new peers—Devon Energy and Marathon Oil Corp.—which both have profiles similar to WPX.

Cimarex Resources Company	Oasis Petroleum, Inc.
Concho Resources Inc.	Ovintiv, Inc (formerly known as Encana Corporation)
Continental Resources Inc.	Parsley Energy, Inc.
Devon Energy	Pioneer Natural Resources Company
Diamondback Energy, Inc.	QEP Resources, Inc.
Laredo Petroleum, Inc.	SM Energy Company
Marathon Oil Corp.	Whiting Petroleum Corporation
Matador Resources Company

        Our methodology for selecting peer companies has resulted in including some companies that are both smaller and larger than we are. The Committee has determined it is important to include these companies in the peer group because we compete directly with them for both business and talent and because of their influence on the market for executive talent in the E&P industry.

        The Committee evaluates the companies comprising the peer group annually and makes changes as necessary to ensure WPX is using an appropriate group of companies.

  Use of Tally Sheets and Wealth Accumulation Analysis

        When making executive compensation decisions, the Committee reviews comprehensive tally sheet information for each of our executive officers. These tally sheets are prepared by management and reviewed by the Committee's independent compensation consultant. The tally sheets quantify the elements of each executive officer's total compensation, including total outstanding equity and estimates of amounts that would be paid in the event of a change-in-control and other termination scenarios.

Elements of our Compensation Program

        Our 2019 executive compensation program included the following four elements. Each element is designed to achieve a specific objective that, when balanced with the other elements, achieves our pay-for-performance philosophy and aligns the interests of our executives with our stockholders.

        In allocating among the elements of our compensation program, the Committee evaluates market data while also considering our compensation philosophy. See "Compensation Philosophy" for a discussion of how the Committee implements this philosophy.

        Although base salary and annual cash incentives are important components of an executive officer's total compensation, equity is the most significant element. For the CEO, long-term incentives make up 78% of his 2019 target total direct compensation ("TTDC"). For other NEOs, on average, long-term incentives are 70% of TTDC.

  Base Salary

        Attracting and retaining talent with a competitive base salary is the first building block of our compensation program. Our base salaries are intended to help attract highly qualified candidates and provide a stable source of income so our executive officers can focus on day-to-day job responsibilities.

        The Committee typically sets base salary levels for our executive officers in February of each year. Based upon market data, the Committee approved modest base salary increases for all of our NEOs. Base salaries for 2019 were:

Executive	2018 Base Salary	2019 Base Salary	Dollar Increase	Percent Increase
Richard E. Muncrief	$900,000	$950,000	$50,000	5.6%
J. Kevin Vann	500,000	520,000	20,000	4.0%
Clay M. Gaspar	550,000	575,000	25,000	4.5%
Bryan K. Guderian	436,720	450,000	13,280	3.0%
Dennis C. Cameron	386,250	400,000	13,750	3.6%

  Annual Cash Incentive

        Our executive officers are eligible for cash incentives each year under our AIP. The AIP represents 12% of our CEO's TTDC and 14% of TTDC for our other NEOs. The AIP is designed to focus executive officers on achieving the annual business plan linked to our strategy. Execution against the annual plan is important to drive longer-term stockholder value by creating financial strength, managing costs, and investing in projects that will deliver future value. We employ balanced performance metrics to further specific objectives of our strategy, such as achievement of plan, cost management, cash flow, capital efficiency, and safety.

        For 2019, the Committee set the AIP performance metrics as Adjusted EBITDAX, Production Growth per Debt Adjusted Share, Development Cost, Controllable Costs, Environmental and Safety and a Discretionary component. The objective, definition, and relative weighting of each of the 2019 AIP performance metrics is as follows:

Metric	Objective	Definition	Weighting
Adjusted EBITDAX	Cash Flow	Earnings before interest expense, income taxes, depreciation, depletion and amortization, and exploration expenses. Impact from discontinued operations and non-cash items such as impairments and mark-to-market movements related to commodity hedges is removed.	20%
Production Growth per Debt Adjusted Share	Production Growth	Annual production growth that is normalized for any changes in debt or equity. This metric monitors management's ability to responsibly grow production in a shareholder friendly manner.	20%

Metric	Objective	Definition	Weighting
Development Cost	Capital Efficiency	Development capital divided by Estimated Ultimate Recovery for wells with first sales from October 1, 2018 through September 30, 2019. This metric is a leading indicator of our capital allocation process and ensures we are investing in the highest rates of return within our portfolio. This metric will also depict how the company is managing capital spend versus the ultimate recoverable reserves.	20%
Controllable Costs	Costs	The sum of the following items, divided by annual equivalent production volume ($/BOE):	20%
		• Lease operating expenses—lifting costs and workovers
		• Facility operating expenses
		• Gathering, processing and transportation expenses
		• General and administrative expenses
Environmental & Safety	Safety	Based upon the Committee's discretionary assessment of the Company's overall environmental and safety record for the year; Management provides regular reports of environmental and safety activities and outcomes to assist the Committee in evaluating performance.	5%
Discretionary	Overall Company Performance	Based on factors such as relative returns to shareholders, net cash flow, return on capital employed, investor confidence, management leadership and reputation, cost initiatives, managing liquidity, prior-year reserve revisions, environmental, social and governance factors not otherwise included in Environmental & Safety and other items that reflect on overall WPX performance.	15%

        The Board of Directors engages in a rigorous process each year when setting the annual business plan. The Committee then considers the annual business plan when setting the AIP targets. Because we used aggressive assumptions when we developed the 2019 annual business plan, the Committee believed setting AIP targets to the annual business plan ensured a sufficient level of difficulty so that achieving the goals would generate stockholder value creation. The assumptions in the annual business plan included:

  •
  Oil trading at $50 per barrel and natural gas trading at $3 per MMBtu; and

  •
  Five rigs in the Permian Basin and three rigs in the Williston Basin.

        The table below shows the threshold, target, and maximum payout levels for each performance metric, as well as actual performance results against the four quantifiable metrics.

Performance Metric	Weighting	Threshold	Target	Maximum	Attainment Results	Attainment Against Target	Award Payout
Adjusted EBITDAX ($ Million)	20%	1,065	1,253	1,441	1,380	110.1%	33.5%
% of Target		85%	100%	115%
Production Growth per Debt Adjusted Share (%)	20%	23	24	26	25.8	107.7%	38.0%
% of Target		96%	100%	108.5%
Development Cost ($/BOE)	20%	6.98	6.35	5.08	5.94	106.9%	26.5%
% of Target		90%	100%	120%
Controllable Costs ($/BOE)	20%	13.80	12.56	11.30	12.13	103.6%	26.8%
% of Target		90%	100%	110%
Environmental and Safety	5%	N/A	N/A	N/A			7.5%
% of Target		N/A	N/A	N/A
Discretionary	15%	N/A	N/A	N/A			27.5%
% of Target		N/A	N/A	N/A
Award Payout %		50%	100%	200%			159.8%

        The Committee determined the actual AIP awards to be paid to the NEOs based on:

  •
  Performance against targets for the four formulaic performance metrics in the table above;

  •
  The Committee's assessment of the Company's overall performance and attainment of critical objectives as reflected in the Environmental and Safety metrics and Discretionary metrics (see below); and

  •
  Individual performance of each executive, though no adjustments for individual performance were made in 2019.

        In evaluating the performance of the NEOs in order to set the award payout percentage for the Discretionary and Environmental & Safety components, the Committee considered financial and operational accomplishments during the year. Highlights of these accomplishments include:

  •
  Establishment of new 5-year vision/goals, presented to investors during third quarter webcast;

  •
  WPX shares closed 2019 up 21% (compared to an average of down 13% for our peer group);

  •
  Monetizing equity positions in two midstream investments resulting in $500 million in proceeds from investments of $125 million and retiring debt with the majority of these proceeds;

  •
  Began executing a share repurchase program;

  •
  Announcing the acquisition of Felix Energy, one of the highest quality Delaware Basin operators, which closed on March 6, 2020;

  •
  Issuing senior debt in September 2019 using the proceeds to conduct tender offers for our outstanding senior notes, resulting in the reduction of our year over year cash interest expense of $4 million and extending debt maturities;

  •
  Completing a second 200 MMcf/d cryogenic processing train at a joint venture gas plant;

  •
  Reduced flaring rate by 50% in 2019 vs. 2018 in the Delaware Basin;

  •
  Expanded our drone program to eight certified pilots to digitize our surface assets in the Williston Basin, which will enhance our inspection for fugitive emissions;

  •
  Recycled 16.1 million barrels of produced water in 2019 in the Delaware Basin, an increase of 57% vs. 2018;

  •
  Handled more than 188 million barrels of oil and water across our Williston and Delaware Basin systems in 2019, with a spill prevention rate of 99.988%; and

  •
  Five recordable employee injuries in 2019 across more than 1.5 million hours worked.

        Based upon these factors, the Committee approved the following 2019 AIP award payouts to the NEOs.

Executive	Target Percentage (% of Eligible Earnings)	Target Award Value	Actual Award Paid(1)
Richard E. Muncrief	120%	$1,130,769	$1,806,969
J. Kevin Vann	90%	465,231	743,439
Clay M. Gaspar	100%	571,154	912,704
Bryan K. Guderian	80%	358,366	572,669
Dennis C. Cameron	80%	319,746	510,954

(1)
The target award value and actual award paid are based on actual eligible earnings for the year. The term "Eligible Earnings" includes regular base pay, holiday pay, and paid time off earned during the year

  Long-Term Incentives

        The annual equity grant to our NEOs includes performance-based RSUs and time-based RSAs. These equity vehicles meet a number of business objectives, including retention, aligning interests of NEOs with the interests of stockholders, and encouraging performance that leads to stock price appreciation and the creation of stockholder value over the long-term.

        The Committee sets targets for equity compensation based on market data from our peer group and internal equity considerations such as relative scope of responsibilities of each position. Based on these factors, for 2019 the Committee set the following equity targets for our NEOs.

Executive	Performance-Based RSU(1)	Time-Based RSAs	2019 Equity Target
Richard E. Muncrief	$4,500,000	$3,000,000	$7,500,000
J. Kevin Vann	1,181,250	1,181,250	2,362,500
Clay M. Gaspar	1,980,000	1,320,000	3,300,000
Bryan K. Guderian	875,000	875,000	1,750,000
Dennis C. Cameron	700,000	700,000	1,400,000

(1)
These values will differ from the values in the Summary Compensation Table due to the requirement to report in a manner consistent with Accounting Standard Codification (ASC) 718.

        Based on both market data and our objective to deliver a material proportion of equity compensation in the form of performance-based incentives, the Committee set the following equity allocation for our NEOs.

Equity Mix of the 2019 Annual Grant

        We believe it is important that a material portion of grants to all executive officers be in the form of performance-based equity. Further, we have granted a higher proportion of performance-based RSUs to the CEO and President & COO than to the other executive officers to more directly align the interests of the CEO and President & COO with our stockholders.

  Performance-Based Restricted Stock Units

        We grant our executive officers performance-based RSUs to focus their efforts on long-term performance. The performance period for those RSUs is three years. The performance metric is relative TSR, as compared to a group of our peer companies, further strengthening the alignment with stockholders. The peer group used for evaluating relative TSR for the 2019 award consists of the same companies used to benchmark pay.

        See "Competitive Positioning" above for a discussion of how we select peer companies. TSR is calculated as follows:

TSR %=	(Stock price average over the quarter at the end of period – Stock price average over the quarter immediately prior to start of period + Dividends paid)
Stock price average over the quarter immediately prior to start of period

        Relative TSR assesses the strength of our return to stockholders by comparing it to the TSR of our peer companies. Using relative TSR as the long-term performance metric, therefore, causes our executive officers to focus on executing our strategy and creating value for stockholders, even in economic downtimes. It minimizes the impact of short- and mid-term movements in share price, causing executive officers to focus on enhancing value over the long-term. Additionally, relative TSR focuses our executive officers on outperforming our competitors because it links their pay to how our stock price compares to the stock price of our peer companies. We believe rewarding executive officers for achieving results within their control and incenting them to focus on outperforming our competitors will lead to increased stockholder value.

        At the beginning of the performance period, the Committee establishes the performance objective and approves grants to our executive officers of a certain number of RSUs based on their individual equity target and the equity mix described above in "Long-Term Incentives." At the end of the three-year performance period, the Committee determines the payout percentage for the performance-

based RSUs based on our relative TSR during that performance period. Our executive officers have the opportunity to receive from 0% to 200% of the award granted based on how our TSR compares to the peer group at the end of the performance period.

        Regardless of where our TSR falls relative to the peer companies, payout is capped at 100% if our absolute TSR is negative over the three-year performance period. Performance at the first and second rankings relative to peers earns a 200% payout when absolute TSR is positive. Performance below 25% results in no payout.

TSR Performance

        Because we set our equity grant values based on competitive market data, the performance-based equity awards are designed to pay out at 100% of target for median peer group performance with higher performance resulting in awards above the equity target and lower performance resulting in awards below the target value. As a result, when we perform better than the majority of the companies in our peer group, our executive officers earn an award above the target value at the time of grant. Conversely, when our TSR is in the bottom half of our peer group, our executive officers earn less than the target award value.

  Vesting of 2017 Performance-Based RSUs

        In 2017, we granted performance-based RSUs to our executive officers, including all five of our current NEOs. Under the terms of the grant, TSR relative to the peer group designated at the time of grant was the performance metric. The three-year performance period ended on December 31, 2019. The cumulative absolute TSR over the three-year performance period was negative 19.3% which was second in our peer group. Placing second in our peer group would normally result in a 200% payout for our performance-based RSUs; however, because absolute TSR was negative, the payout for the 2017 performance-based RSUs was capped at 100%. We believe these awards operated as intended by linking the performance our executives deliver to the pay they receive.

        The peer group for measuring our relative TSR for the 2017 performance-based RSUs was comprised of:

Cimarex Energy Co.	Oasis Petroleum Inc.
Concho Resources, Inc.	Parsley Energy, Inc.
Continental Resources, Inc.	Pioneer Natural Resources Co.
Diamondback Energy, Inc.	QEP Resources, Inc.
EP Energy Corporation	SM Energy Company
Laredo Petroleum, Inc.	Whiting Petroleum Corporation
Matador Resources Company

        The Compensation Committee decided that any member of the peer group that ceases to be publicly traded during the performance period will not be included with the remaining peers for purposes of determining the Company's total shareholder return relative to the peer group. Therefore, Energen Corporation and Newfield Exploration Company were removed from the peer group due to acquisitions.

        The following table summarizes the payout of the 2017 performance-based RSUs.

Executive	PB RSUs Granted	Grant Day Value	# of PB RSUs Forfeited (0%)	PB RSUs Vesting Based Upon Perf Attainment and Vesting Date Stock Price (100%)	Total Value Received Based Upon Performance Attainment and Vesting Date Stock Price	Total Value Lost Based Upon Stock Price Depreciation(1)
Richard E. Muncrief	261,058	$3,357,206	0	261,058	$2,370,407	$(986,799)
J. Kevin Vann	72,516	932,556	0	72,516	658,445	(274,111)
Clay M. Gaspar	90,645	1,165,695	0	90,645	823,057	(342,638)
Bryan K. Guderian	54,387	699,417	0	54,387	493,834	(205,583)
Dennis C. Cameron	36,258	466,278	0	36,258	329,223	(137,055)

(1)
Based upon grant-date closing price of $12.86 on March 3, 2017, and a vesting price of $9.08

  Time-Based Restricted Stock Awards

        We grant time-based RSAs to promote long-term retention of executive officers and permit them to accumulate equity ownership in the Company so the interests of our management team are directly aligned with the interests of our stockholders. We believe it is important to have an element of compensation that is focused directly on retaining talent so we can minimize potential loss of institutional knowledge and the disruption inherent in unplanned turnover. Time-based RSAs also align our executive officers with our stockholders by making them stockholders themselves and tying their personal, long-term wealth to the success of the Company. Retaining talent and aligning interests encourages our executive officers to take actions to enhance the value of our business and increase stockholder value. Time-based RSAs vest ratably over a three-year period.

  Benefits and Limited Perquisites

        We provide competitive benefits to all our employees, including our executive officers, to promote health and financial well-being. These benefits include health, life, and disability insurance. Long-term disability coverage is provided at a base level of 60% of base salary, with a maximum of $15,000 per month. In addition, eligible employees, are able to purchase supplemental long-term disability coverage bringing the total up to 70% of base salary, with a combined maximum benefit of $15,000 per month.

        Our retirement program consists of both a qualified 401(k) defined contribution plan and two nonqualified deferred compensation plans. Under the qualified 401(k) plan, the Company matches employee contributions dollar-for-dollar up to 6% of pay, subject to Internal Revenue Code ("IRC") contribution limits, and also makes an additional contribution to all employees of either 6% or 8% of eligible pay, depending on the employee's age.

        The two nonqualified plans are a restoration plan and a voluntary deferral plan. The restoration plan provides benefits equal to the amount that would be payable under the qualified 401(k) plan in the absence of certain limitations of the IRC. Our executive officers also are eligible to participate in a voluntary nonqualified deferred compensation plan, which allows deferral of up to 75% of base salary and up to 100% of annual cash incentives. Deferrals to the nonqualified deferred compensation plan are matched up to 6% of pay that is not recognized within the qualified 401(k) plan.

        We also provide the following limited perquisites to our executive officers with an aim of attracting highly qualified candidates and allowing our executive officers to focus on job responsibilities:

  •
  Financial Planning Reimbursement.  We reimburse NEOs for financial planning to provide them with expertise on current tax laws, personal financial planning, and preparations for contingencies such as death and disability. We believe encouraging an NEO to work with a financial planner maximizes the retention and engagement aspects of the dollars we spend on these programs. The financial planning reimbursement is limited to $7,500 annually;

  •
  Personal Use of WPX Energy's Company Aircraft.  We provide limited personal use of Company aircraft at the CEO's discretion. The primary purpose of our Company aircraft is for business use, but the CEO retains discretion to permit personal use when he deems appropriate, such as when commercial air travel is inefficient due to costs or additional travel time because the destination is not well served by commercial airlines, or for personal emergencies; and

  •
  Executive Physicals.  Executive officer physicals align with our wellness initiative as well as assist us in mitigating risk. These physicals reduce vacancy succession risk by helping the executive identify and prevent issues that could leave a role unexpectedly vacated.

Other Compensation Practices

  Stock Ownership Guidelines

        It is important for the interests of our executive officers to align with those of our stockholders. One way we accomplish this is by requiring our executive officers to hold certain levels of WPX stock under stock ownership guidelines adopted by the Board of Directors and monitored by the Committee.

        These stock ownership guidelines define the minimum levels of WPX stock our executive officers must own. Each executive officer must hold common stock or time-based RSUs or RSAs of WPX with a value at least equal to the following multiple of his or her base salary in effect as of December 31 of the prior year.

Executive Level	Multiple of Base Salary
CEO	6
Other Executive Officers	3

        Stock options, whether vested or not, are excluded from the number of shares owned in calculating compliance with these guidelines. Unvested time-based RSAs count toward satisfaction of the ownership requirements while unvested performance-based RSUs do not.

        If, on the annual compliance date of February 1, an executive officer does not own shares of WPX common stock with a value equal to the required multiple of base salary, that executive officer is required to retain 50% of any WPX equity acquired through the exercise of stock options or the vesting of time-based RSAs or performance-based RSUs, net of taxes, until the next compliance date when his or her WPX stock ownership meets the required multiple of base salary. For February 1, 2020 compliance date, all NEOs satisfied their stock ownership guidelines.

  Consideration of Risk in Setting Executive Compensation

        Our performance management system evaluates all employees, including our executive officers, not only on results but also on how results are achieved. In other words, we will not seek results at all costs. Achieving results in a way that is consistent with our values is an important part of our culture. This culture is one of the ways we are able to set aggressive performance goals and encourage appropriate and responsible risk-taking while discouraging imprudent risks. The Committee has discretion to adjust individual annual incentive awards based on an evaluation of how executive officers achieve results, including the avoidance of undue risks.

        The Committee also mitigates risk by using balanced performance metrics. For example, our annual cash incentive program measures Adjusted EBITDAX, Production Volumes per Debt Adjusted Share, and Development and Controllable Costs. Together these metrics encourage our executive officers to make decisions that grow stockholder value over the long term. In addition, the Environmental and Safety component incents executive officers to make prudent decisions with respect to environmental and safety issues. Finally, the Discretionary component allows the Committee to evaluate other factors to assure that in pursuing annual performance objectives our executive officers also focus on ultimate value creation and sustainability of performance.

        While the Committee believes it is important to emphasize pay-for-performance in our executive compensation program, it also recognizes the need to balance fixed pay with variable pay and short-term incentives with long-term incentives to avoid placing too much emphasis on short-term results. A lack of balance between annual incentives and long-term incentives could cause our executive officers to take undue risks when seeking to drive short-term performance. In addition, the Committee retains discretion in both our annual incentive program and our long-term incentive program to adjust above-target payouts downward for any reason, including excessively risky behavior.

        Our executive compensation program includes several features designed to limit undue risks. For example, there is a cap on payouts under both our short- and long-term incentive plans. The Committee has adopted stock ownership guidelines to align our executives with stockholders and a recoupment policy to remove the incentive to inflate performance-based awards. In addition, the Board of Directors has adopted anti-hedging and anti-pledging policies. Annually, we conduct an enterprise-wide assessment of material risks associated with our policies, programs, and actions related to human capital, including any risks that might be raised by our compensation programs. The Committee reviews this risk assessment each year.

        In the event our financial results are significantly restated due to fraud or intentional misconduct, the Board of Directors will review any performance-based incentive payments paid to executive officers. We will, to the extent permitted by applicable law, seek recoupment of all performance-based incentive payments from any executive officer found by the Board of Directors to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement. In addition, we will seek recoupment from all other executive officers of any amounts paid in excess of the award that would have been paid based on the restated financial results.

        The Committee has taken action to clarify that our recoupment policy will be interpreted and applied as necessary to comply with SEC and stock exchange requirements. If the SEC issues final rules and the NYSE adopts related listing standards implementing the provisions of the Dodd-Frank Act related to recoupment, the Committee will adopt any necessary conforming changes to our recoupment policy.

  Anti-Hedging and Anti-Pledging Policies

        SEC rules generally prohibit uncovered short sales of our common stock by our executive officers. Our insider trading policy also prohibits short sales of our common stock and the use of equivalent derivative securities that would have the effect of insulating insiders from any downturn in the value of our common stock. The policy also requires all directors, executive officers and key employees to consult with our Corporate Secretary (or with our General Counsel or Chief Financial Officer if our Corporate Secretary is not available) before they engage in any transaction for the purchase or sale of our securities. Our insider trading policy also prohibits holding our common stock in a margin account or pledging our common stock as collateral for a loan.

  Employment Agreements

        None of our executive officers have employment agreements.

  Termination and Severance Arrangements

        Our executive severance pay plan provides benefits to executive officers in certain termination scenarios. An executive officer may participate in the plan when the CEO approves a reduction in force, a job elimination, or an involuntary termination without cause. For officers other than the CEO, the amount of severance pay is determined by multiplying the severed executive officer's annual base salary and average annual incentive (based upon the executive officer's actual incentives earned over the prior three years) by 1.5. The amount of severance pay for the CEO is determined by multiplying the CEO's annual base salary and average annual incentive (based upon the CEO's actual incentives earned over the prior three years) by 2. The plan includes payment at target for the prorated annual cash incentive for the year of termination. In addition, the severance pay plan provides a lump sum payment equal to 12 months of the severed executive officer's medical plan coverage. The purpose of this lump sum payment is to provide the financial equivalent of COBRA plan rates for 12 months of coverage. The plan includes outplacement assistance of $25,000. Consistent with our past practice, the severance pay plan provides that the treatment of outstanding equity awards is governed by the terms of the grant agreement issued at the time the equity was granted. In general, our equity award agreements provide for either vesting or pro-rated vesting for severed employees. To participate in the plan, the employee must execute a severance and restrictive covenant agreement which may contain, among other provisions, non-competition and non-solicitation covenants.

  Change-in-Control

        Each of our NEOs is party to an individual change-in-control agreement. Our change-in-control agreements, in conjunction with the NEOs' RSU, RSA, and stock option agreements, provide separation benefits for the NEOs in the event of a change-in-control and are designed to encourage NEOs to focus on the best interests of our stockholders by alleviating concerns about a possible detrimental impact to their own compensation under a potential change-in-control. Our program includes a double trigger for cash payments, benefits, and equity vesting. This means there must be a change-in-control and the NEO's employment must be involuntarily terminated by the successor company or the NEO must have terminated his or her employment for good reason in order for benefits to be triggered under the agreement. For example, while the Felix acquisition satisfied the trigger related to an entity acquiring twenty-five percent (25%) or more of our common stock, no benefits have been paid under our change-in-control agreements because no NEOs have been involuntarily terminated or resigned for good reason. Our agreements do not contain an excise tax gross-up provision, but instead provide a "best net" provision providing NEOs with the greater of their after-tax benefit capped at the safe harbor amount or their benefit paid in full (subjecting them to possible excise tax payments).

        The Committee reviews our change-in-control benefits periodically to evaluate whether they are consistent with competitive practice and aligned with our compensation philosophy. As part of these reviews, calculations are performed to determine the overall program cost if a change-in-control event were to occur and all covered NEOs were terminated. An assessment of competitive norms, including the reasonableness of the types and amount of compensation received, is used to validate benefit levels for a change-in-control. The Committee believes that offering a change-in-control program is appropriate and critical to retaining and attracting executive talent and keeping them aligned with the interests of our stockholders if there was a change-in-control.

        In connection with its review of our change-in-control benefits in 2018, the Committee determined it would be in the Company's best interest to modify the change-in-control vesting provisions included in our performance-based RSUs. Previously, the performance-based RSUs award agreements provided that the award would vest and payout to the terminated employee based upon target performance. The Committee approved amendments to outstanding performance-based RSU agreements to provide that, upon a termination of employment following a change-in-control, performance-based RSUs will vest, and the payout will be based upon actual performance from the award's grant date to the date immediately prior to the change-in-control. No other provisions were changed, and the double trigger vesting requirement upon a change-in-control remains in effect. In addition to amending outstanding awards of performance-based RSUs, this provision for vesting based upon actual performance will apply to future grants of performance-based RSUs. This change better aligns with our pay-for-performance philosophy, so executives are rewarded based upon actual results achieved instead of target.

        The following chart details the benefits received if an NEO were to be terminated or resigned for a defined good reason following a change-in-control as well as an analysis of those benefits as it relates to the Company, stockholders, and the NEOs. See "Change-in-Control Agreements" below for further disclosure of our change-in-control program.

Change-in-Control Benefit	Benefit to WPX and Stockholders	Benefit to Executive Officer
Multiple of base salary plus average annual cash incentive	Encourages executive officers to remain engaged and stay focused on successfully closing the transaction	Financial security for the executive officer equivalent to two years of continued employment (three years for our CEO)
Prorated annual cash incentive paid at target for year of termination	Encourages executive officers to remain engaged and stay focused on successfully closing the transaction	The executive officers are kept whole, if they have a separation from service following a change-in-control
Accelerated vesting of equity awards	An incentive to stay during and after a change-in-control If there is risk of forfeiture, executive officers may be less inclined to stay or to support the transaction	The executive officers are kept whole, if they have a separation from service following a change-in-control
Cash payment of 18 months of continuation of health coverage (if enrolled in coverage at time of termination)	A minimal cost to the Company that creates a competitive benefit	Covers some of the cost of continuing health coverage
Reimbursement of legal fees to enforce benefit	Keeps executive officers focused on WPX and not concerned about whether the acquiring company will honor commitments after a change-in-control	Security during an uncertain time period
Outplacement assistance	Keeps executive officers focused on supporting the transaction and less concerned about trying to secure another position	Assists executive officers in finding a comparable executive position

  Accounting and Tax Treatment

        The Committee considers the impact of accounting and tax treatment when designing all aspects of pay, but the primary driver of our program design is to support our business objectives and link executive pay to performance.

        Prior to the Tax Cuts and Jobs Act of 2017, Section 162(m) of the IRC provided an exception to the deductibility limitations for performance-based compensation that met certain requirements. Because Section 162(m) has now been amended, we expect that equity awards granted or other compensation provided under arrangements entered into or materially modified after November 2, 2017, generally will not be deductible to the extent they result in compensation to certain executive officers that exceeds $1 million in any one year for any such officer. In 2019, the Committee compensated executive officers in a manner designed to promote varying corporate goals in the best interest of the company, including our pay-for-performance philosophy, despite the fact that the compensation will not be fully deductible under Section 162(m).

2020 Business Transformation Award

        Beginning in 2014 under the leadership of our newly hired CEO, Rick Muncrief, WPX embarked on a multi-year business transformation "WPX 2020 Vision" which included a strategic shift in commodity mix, portfolio optimization to focus on key basins (e.g., Permian, Williston), emphasis on cost control and development of top tier infrastructure, increase of margins and returns, and establishment of a culture of accountability. As part of the transformation strategy, WPX restructured the leadership team which included the hiring of Clay Gaspar and the promotion of Kevin Vann, Bryan Guderian, and Dennis Cameron. Despite industry headwinds, including increased regulations and a lower commodity price environment, the company was successful in transforming the business under this leadership team:

  •
  High-graded the portfolio through more than $10 billion in executed Acquisition & Divestiture activity;

  •
  Dramatically boosted WPX's long-term, high-return oil drilling inventory through opportunistic Delaware Basin acquisitions;

  •
  Reduced leverage by executing on non-core asset sales, capital discipline, and opportunistic debt reduction;

  •
  Strategically developed a midstream infrastructure portfolio, including a joint venture, to provide flow assurance and monetization opportunities; and

  •
  Began executing a share repurchase program.

        Having met and exceeded the WPX 2020 Vision, the Company announced a new five-year vision for shareholders in November 2019. The plan includes generating free cash flow, driving double digit ROCE, reducing net debt, repurchasing stock and initiating a dividend. In December 2019, the Company announced the transformative acquisition of Felix Energy for $2.5 billion, which represents another significant step in the Company's commitment to delivering shareholder value.

        In February 2020, the Compensation Committee and the Board of Directors approved a special one-time 50% enhancement to the 2020 value of the long-term incentive awards made to the named executive officers. The one-time enhancement, delivered entirely in equity-based compensation, is intended to enhance the alignment between our shareholders and our named executive officers, recognize the successful business transformation completed under the WPX 2020 Vision, reward efforts related to the successful close and integration of the transformative Felix acquisition, promote leadership retention and drive continued progress toward the new five-year vision.

        In developing the form and size of the special one-time enhancement, the Compensation Committee considered the Company's historical performance on an absolute basis and relative to peers, historical payouts under the annual cash incentive plan and the long-term incentive plan, and the expected increase in time and service required of the executive's above and beyond their day-to-day responsibilities that will be required to lead the successful execution of our strategic priorities including the integration of the Felix transaction.

        The special one-time enhancement is allocated 50% in time-based RSAs that vest ratably over a three-year period, and 50% in performance-based restricted stock units subject to relative TSR performance over a three-year period. The performance conditions are the same as those for the standard annual performance-based restricted stock units, including the performance measurement period, relative comparator group used to benchmark pay, and the performance and associated payout ranges. The Company believes that it is imperative to deliver half of the special enhancement in the form of performance-based restricted stock units. The decision to enhance the value of the existing long-term incentive program, as opposed to developing a separate program, was to maintain focus on driving long-term shareholder value creation and in recognition of our shareholders broad support for the existing long-term incentive program.

        Over the past five years, our management team has met with over 150 investors annually to discuss a wide range of topics, including corporate governance, environmental, social and governance (ESG) issues, and executive compensation. Feedback from investors is shared with the Compensation Committee and is one of many considerations during our executive compensation program review. Our investors have generally been supportive of our compensation programs and our long-term incentive plan in particular. Investor feedback can and has influenced changes in compensation plan design as evidenced by the Company's adoption of a production growth per debt adjusted share metric in 2019 and increased weighting and emphasis on ESG goals in 2020. We will continue to maintain an open dialogue with our investors to ensure our programs continue to align with their interests.

 2019 Summary Compensation Table

        The following table sets forth certain information with respect to the compensation of the NEOs earned during fiscal years 2019, 2018, and 2017.

Executive and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Richard E. Muncrief	2019	$942,308	$0	$8,247,624	$1,806,969	$0	$337,401	$11,334,302
Chairman of the Board and	2018	894,615	0	8,837,813	1,279,300	0	313,639	11,325,367
Chief Executive Officer	2017	861,154	0	6,754,445	1,108,305	0	343,582	9,067,486
J. Kevin Vann	2019	516,923	0	2,554,392	743,439	0	125,717	3,940,471
Executive Vice President and	2018	496,615	0	2,897,973	516,480	0	103,115	4,014,183
Chief Financial Officer	2017	475,231	0	2,187,083	444,816	0	113,604	3,220,734
Clay M. Gaspar	2019	571,154	0	3,628,941	912,704	0	187,751	5,300,550
President and Chief	2018	550,000	0	4,017,164	643,500	0	180,602	5,391,266
Operating Officer	2017	514,846	0	2,733,854	484,560	0	173,779	3,907,039
Bryan K. Guderian	2019	447,957	0	1,892,144	572,669	0	104,657	3,017,427
Executive Vice President	2018	434,763	0	2,253,963	443,674	0	94,441	3,226,841
of Business Development	2017	422,154	0	1,640,312	345,744	0	103,341	2,511,551
Dennis C. Cameron	2019	399,683	0	1,513,721	510,954	0	117,953	2,542,311
Executive Vice President	2018	384,519	0	1,287,984	349,913	0	104,137	2,126,553
and General Counsel	2017	373,308	0	1,093,541	305,739	0	118,814	1,891,402

(1)
Salary: Actual salary paid may differ from the annual rate due to the number of pay periods during the year and the effective date of salary increases.

(2)
Stock Awards: Amounts shown for all years are the grant date fair value of the awards calculated in accordance with ASC 718.

2019 Performance-Based RSU Maximum Potential

Executive	Target Award	Maximum Award
Richard E. Muncrief	$5,280,748	$10,561,496
J. Kevin Vann	1,386,191	2,772,382
Clay M. Gaspar	2,323,527	4,647,054
Bryan K. Guderian	1,026,809	2,053,618
Dennis C. Cameron	821,450	1,642,900
(3)
Non-Equity Incentive Plan Compensation: The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by NEOs under the Company's AIP. For a discussion of the performance criteria established by the Committee for awards under the AIP, see "Elements of our Compensation Program—Annual Cash Incentive" above.

(4)
Change in Pension Value and Nonqualified Deferred Compensation Earnings: WPX does not sponsor a pension plan. All investments in the Nonqualified Deferred Compensation Plan are in or based on mutual funds or other publicly available trading instruments with no premiums or guaranteed earnings.

(5)
All Other Compensation: Amounts shown represent payments made by WPX on behalf of the NEOs. The total includes items such as 401(k) matching and noncontributory contributions, WPX nonqualified restoration plan employer contributions and WPX nonqualified deferred compensation plan matching contributions, and perquisites (if applicable). The detail on executive and WPX contributions made to both nonqualified plans are included in the 2019 Nonqualified Deferred Compensation Table. Perquisites include financial planning services, an annual executive physical exam, and personal use of the Company aircraft. Mr. Muncrief, Mr. Vann, Mr. Gaspar and Mr. Cameron exceeded $10,000 in perquisites. Mr. Muncrief's perquisites included financial planning ($3,935) and personal use of the Company aircraft ($22,441). Mr. Vann's perquisites included financial planning ($7,500), executive physical ($4,285) and personal use of the Company aircraft ($12,260). Mr. Gaspar's perquisites included financial planning ($7,500), executive physical ($3,455) and personal use of the Company aircraft ($6,745). Mr. Cameron's perquisites included financial planning ($7,500), executive physical ($3,096) and personal use of the Company aircraft ($2,413). The incremental cost method was used to calculate the personal use of the Company aircraft. The incremental cost method includes variable costs such as fuel, unscheduled maintenance, airport services, pilot meals, pilot overnight expenses and catering. The cost for financial planning and executive physicals are actual expenses reimbursed or paid. Employer contributions to Nonqualified Deferred Compensation and Nonqualified Restoration plans on behalf of the named executive officer are as follows: Mr. Muncrief ($274,025), Mr. Vann ($64,672), Mr. Gaspar ($133,052), Mr. Guderian ($59,330), and Mr. Cameron ($67,943).

 2019 Outstanding Equity Awards

        The following table sets forth certain information with respect to outstanding equity awards held by the NEOs at the end of the fiscal year 2019.

	Option Awards						Stock Awards
Executive	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Expiration Date	Grant Date(1)	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Stock or Other Rights that have not Vested(3)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested
Richard E. Muncrief	5/15/2014	121,167			$21.45	3/3/2024	3/1/2019	236,593	$3,250,788	354,889	$4,876,175
							3/2/2018	125,000	1,717,500	281,250	3,864,375
							3/3/2017	58,013	797,099	261,058	3,586,937
J. Kevin Vann							3/1/2019	93,158	1,279,991	93,158	1,279,991
							3/2/2018	53,267	731,889	79,900	1,097,826
							3/3/2017	24,172	332,123	72,516	996,370
	7/29/2014	23,790			21.81	7/29/2024
	3/3/2014	6,476			17.47	3/3/2024
	3/4/2013	7,812			14.41	3/4/2023
	2/29/2012	5,857			18.16	2/28/2022
	2/24/2011	3,560			16.46	2/24/2021
	2/23/2010	4,131			11.75	2/23/2020
Clay M. Gaspar							3/1/2019	104,100	1,430,334	156,151	2,145,515
							3/2/2018	56,818	780,679	127,840	1,756,522
							3/3/2017	30,215	415,154	90,645	1,245,462
Bryan K. Guderian							3/1/2019	69,006	948,142	69,006	948,142
							3/2/2018	41,430	569,248	62,144	853,359
							3/3/2017	18,129	249,092	54,387	747,277
	3/3/2014	29,678			17.47	3/3/2024
	3/4/2013	31,328			14.41	3/4/2023
	2/29/2012	24,900			18.16	2/28/2022
	2/24/2011	19,230			16.46	2/24/2021
	2/23/2010	23,951			11.75	2/23/2020
Dennis C. Cameron							3/1/2019	55,205	758,517	55,205	758,517
							3/2/2018	23,674	325,281	35,511	487,921
							3/3/2017	12,086	166,062	36,258	498,185
	3/3/2014	18,548			17.47	3/3/2024
	3/4/2013	7,812			14.41	3/4/2023
	2/29/2012	8,891			18.16	2/28/2022

  Stock Awards

(1)
The following table reflects the vesting dates for associated time-based RSA grant dates.

Grant	Date Vesting Schedule	Vesting Dates
3/1/2019	One-third of time-based awards vest annually	3/2/2020, 3/2/2021, 3/2/2022
3/2/2018	One-third of time-based awards vest annually	3/1/2019, 3/2/2020, 3/2/2021
3/3/2017	One-third of time-based awards vest annually	3/2/2018, 3/1/2019, 3/2/2020
(2)
Values are based on closing stock price for WPX Energy of $13.74 on December 31, 2019.

(3)
All performance-based RSUs are subject to attainment of performance targets established by the Committee. The annual grant payout is based on WPX's TSR relative to its peer group over the three-year performance period. All awards will vest no earlier than three years from the grant date. The awards included in the table are outstanding as of December 31, 2019, and for the March 1, 2020 (preliminary estimated performance attainment of 100%), March 2, 2019 (preliminary estimated performance attainment of 100%) and March 2, 2018 (preliminary estimated performance attainment of 100%).

 2019 Grants of Plan-Based Awards

        The following table sets forth certain information with respect to awards payable under WPX's annual cash incentive program and RSU and RSAs with respect to WPX stock awards made during the fiscal year 2019 to the NEOs.

								All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards Number of Securities Underlying Options
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Incentive Plan Awards(2)					Exercise or Base Price of Option Awards	Grant date Fair Value of Stock and Option Awards(4)
	Grant Date
Executive		Threshold	Target	Maximum	Threshold	Target	Maximum
Richard E. Muncrief	3/1/2019	$570,000	$1,140,000	$2,280,000	177,445	354,889	709,778				$5,280,748
								236,593			2,966,876
J. Kevin Vann	3/1/2019	234,000	468,000	936,000	46,579	93,158	186,316				1,386,191
								93,158			1,168,201
Clay M. Gaspar	3/1/2019	287,500	575,000	1,150,000	78,076	156,151	312,302				2,323,527
								104,100			1,305,414
Bryan K. Guderian	3/1/2019	180,000	360,000	720,000	34,503	69,006	138,012				1,026,809
								69,006			865,335
Dennis C. Cameron	3/1/2019	160,000	320,000	640,000	27,603	55,205	110,410				821,450
								55,205			692,271

(1)
Non-equity Incentive Plan Awards are from WPX's 2019 AIP. At threshold, the 2019 AIP awards would be 50% of target. The target amount is based upon attaining 100% of target performance goals for all six performance metrics. The maximum amount the NEOs can receive is 200% of their AIP target. These targets reflect the NEOs salary as of February 16, 2019, and the approved incentive targets. The actual AIP award is calculated based on eligible earnings during the year of the award.

(2)
Represents performance-based RSUs granted under WPX's 2013 Incentive Plan. Performance-based RSUs can be earned over a three-year period only if the established performance target is met and the NEO is employed on the vesting date, subject to certain exceptions such as the executive's death or disability. These shares will be distributed no earlier than the third anniversary of the grant other than due to a termination upon a change in-control. If performance plan goals are exceeded, the NEO can receive up to 200% of target. If plan threshold goals are not met, the NEO's awards are cancelled in their entirety.

(3)
Represents time-based RSAs granted under WPX's 2013 Incentive Plan. One-third of time-based awards vest annually on 3/2/2020, 3/2/2021, and 3/2/2022.

(4)
Amounts reflect a grant date fair value derived from a Monte Carlo pricing model, consistent with ASC 718.

2019 WPX Option Exercises and Stock Vested

        The following table sets forth certain information with respect to options to acquire the stock of WPX exercised by the NEOs and stock that vested during the fiscal year 2019 to the NEOs.

	Option Awards		Stock Awards
Executive	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Richard E. Muncrief	—	—	920,513	$11,553,233
J. Kevin Vann	2,019	$13,770	273,026	3,428,007
Clay M. Gaspar	—	—	336,402	4,223,027
Bryan K. Guderian	11,710	79,862	149,953	1,883,725
Dennis C. Cameron	—	—	107,256	1,346,884

2019 Nonqualified Deferred Compensation

        The following table sets forth certain information with respect to nonqualified deferred compensation during the fiscal year 2019 to the NEOs.

Executive	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregrate Earnings in Last FY(2)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE
Richard E. Muncrief	$312,398	$274,025	$649,390	0	$3,789,404
J. Kevin Vann	0	64,672	28,844	0	388,109
Clay M. Gaspar	72,879	133,052	198,776	0	1,107,632
Bryan K. Guderian	0	59,330	52,962	0	462,730
Dennis C. Cameron	44,976	67,943	36,907	0	490,582

(1)
Included in the Summary Compensation Table under column labeled All Other Compensation. There are noncontributory and matching contributions made by the Company to its nonqualified plans on behalf of each NEO listed in the table.

(2)
A diverse array of investment crediting options is available to participants that follow actual market investments. The menu is suited to variable levels of risk tolerance and preferred asset classes. Choices may be made as often as daily.

        See "Elements of our Compensation Program—Benefits and Limited Perquisites" for a discussion of compensation that may be deferred. Distributions are available no sooner than six months after separation from service, with choices of lump sum or up to ten annual installments. Scheduled in-service distributions are also available.

Change-in-Control Agreements

        WPX has entered into change-in-control agreements with certain officers, including each of our NEOs. The provisions of our agreements are described below. The definitions of words in quotations are also provided below.

        If a "change-in-control" occurs and within two years following such change-in-control (i) the employment of any NEO is terminated other than for "cause," "disability," death, or a "disqualification disaggregation," or (ii) an NEO resigns for "good reason," such NEO is entitled to the following:

  •
  Accrued but unpaid base salary, accrued earned but unpaid cash incentive, accrued but unpaid paid time off, and any other amounts or benefits due but not paid (lump sum payment);

  •
  Prorated annual bonus paid at target for the year of separation through the termination date (lump sum payment);

  •
  A severance amount comprised of either (a) three times in the case of our CEO, or (b) two times in the case of our other NEOs the sum of the executive's base salary plus an annual bonus amount equal to his/her average actual AIP payment over the past three years, assuming the incumbent has been in a comparable role/level in the company during that period. (If the incumbent has been in a comparable role/level for only two years, then the average actual AIP payment would be calculated using the average of those two years. Similarly, if the incumbent has been in a similar role/level for only one year, then the average actual AIP payment would be actual AIP earned for that one year. If the incumbent has not occupied an executive employment classification, average actual AIP payment would be calculated using 75% of the executive's base salary);

  •
  Continued eligibility to elect coverage under COBRA for so long as the NEO elects coverage or 18 months from the termination, whichever is less, plus a lump sum cash payment equal to the cost of the continued COBRA medical coverage for 18 months;

  •
  All restrictions on stock options held by the NEO will lapse, and the options will vest and become immediately exercisable. Options are exercisable until the earlier of 18 months from the event date or the original expiration date;

  •
  All restricted stock will vest and will be paid out only in accordance with the terms of the respective award agreements;

  •
  Continued participation in the directors' and officers' liability insurance for six years or any longer known applicable statute of limitations period;

  •
  Indemnification as set forth under the Company's bylaws; and

  •
  Outplacement benefits at a cost not exceeding $25,000.

        Our agreements provide a "best net" provision providing the NEOs with the better of their after-tax benefit capped at the safe harbor amount or their benefit paid in full subjecting them to possible excise tax payments.

        If an NEO's employment is terminated for "cause" during the period beginning upon a change-in-control and continuing for two years, the NEO is entitled to accrued but unpaid base salary, accrued earned but unpaid cash incentive, accrued but unpaid paid time off, and any other amounts or benefits due but not paid (lump sum payment).

        Our agreements with our NEOs use the following definitions:

        "Cause" means an NEO's:

  •
  Conviction of or plea of nolo contendere to a felony or a crime involving fraud, dishonesty or moral turpitude;

  •
  Willful or reckless material misconduct in the performance of his/her duties that has an adverse effect on the Company or any of its subsidiaries or affiliates;

  •
  Willful or reckless violation or disregard of the Code of Business Conduct of the Company or the policies of the Company; or

  •
  Habitual or gross neglect of duties.

        Cause generally does not include bad judgment or negligence (other than habitual neglect or gross negligence); acts or omissions made in good faith after reasonable investigation by the NEO; or acts or omissions with respect to which the Board of Directors could determine that the NEO had satisfied the standards of conduct for indemnification or reimbursement under our bylaws, indemnification agreement, or applicable law; or failure (despite good faith efforts) to meet performance goals, objectives, or measures for a period beginning upon a change-in-control and continuing for two years. An NEO's act or failure to act (except as relates to a conviction or plea of nolo contendere described above), when done in good faith and with a reasonable belief after reasonable investigation that such action or non-action was in the best interest of the Company or its affiliate or required by law shall not constitute cause if the NEO cures the action or non-action within ten business days of notice. Furthermore, no act or failure to act will be cause if the NEO acted under the advice of the Company's counsel or as required by the legal process.

        "Change-in-control" means:

  •
  Any person or group (other than an affiliate of the Company or an employee benefit plan sponsored by the Company or its affiliates) becomes a beneficial owner, as such term is defined under the Exchange Act, of 25% or more of the common stock of the Company or 25% or more of the combined voting power of all securities entitled to vote generally in the election of directors of the Company ("Voting Securities");

  •
  The Company's directors as of a date of the agreement (the "WPX Incumbent Directors") and directors approved after that date by at least two-thirds of the WPX Incumbent Directors cease to constitute a majority of the directors of the Company;

  •
  Consummation of any merger, reorganization, recapitalization, consolidation or similar transaction ("Reorganization Transaction"), other than a Reorganization Transaction that results in the persons who were the direct or indirect owners of outstanding common stock and Voting Securities of the Company prior to the transaction becoming, immediately after the transaction, the owner of at least 65% of the then-outstanding common stock and Voting Securities representing at least 65% of the combined voting power of the then-outstanding Voting Securities of the surviving corporation in substantially the same respective proportions as such persons' ownership immediately before such Reorganization Transaction; or

  •
  Approval by the stockholders of the Company of the sale or other disposition of all or substantially all of the consolidated assets of the Company or the complete liquidation of the Company other than a transaction that would result in (i) a related party owning more than 50% of the assets that were owned by the Company immediately prior to the transaction or (ii) the persons who were the direct or indirect owners of outstanding common stock of the Company and Voting Securities prior to the transaction continuing to own, directly or indirectly, 50% or more of the assets that were owned by the Company immediately prior to the transaction. A change-in-control will not occur if the NEO agrees in writing prior to an event that such an event will not be a change-in-control.

        "Disability" means a physical or mental infirmity that impairs the NEO's ability to substantially perform his/her duties for 12 months or more or for which he/she is receiving income replacement benefits from a Company plan for not less than three months because of an impairment that is expected to last for not less than 12 months.

        "Disqualification disaggregation" means:

  •
  The termination of an NEO's employment from the Company or an affiliate before a change-in-control for any reason; or

  •
  The termination of an NEO's employment by a successor (during the period beginning upon a change-in-control and continuing for two years), if the NEO is employed in substantially the same position and the successor has assumed the Company's change-in-control agreement.

        "Good reason" means, generally, a material adverse change in the NEO's title, position or responsibilities, a reduction in the NEO's base salary, a material reduction in the NEO's annual bonus, required relocation, a material reduction in the level of aggregate compensation or benefits not applicable to the NEO's peers, a successor company's failure to honor the agreement or the failure of the Company's Board of Directors to terminate an employee within 90 days of providing such employee of written notice of an act or omission constituting "cause."

 Termination Scenarios(6)

Executive	Payment	For Cause(1)	Retirement(2)	Death and Disability(3)	Not for Cause(4)	CIC(5)
Richard E. Muncrief	Stock Options	0	0	0	0	0
	Stock Awards	0	6,761,288	12,526,674	12,526,674	18,092,873
	Cash Severance	0	0	0	4,508,137	6,762,205
	Annual Incentive		1,130,770	1,130,770	1,130,770	1,130,770
	Outplacement	0	0	0	25,000	25,000
	Health & Wellness	0	0	0	17,345	26,018
	Total	0	$7,892,058	$13,657,444	$18,207,926	$26,036,866
J. Kevin Vann	Stock Options	0	NA	0	0	0
	Stock Awards	0	NA	4,217,738	4,217,738	5,718,190
	Cash Severance	0	NA	0	1,559,933	2,079,910
	Annual Incentive		NA	465,231	465,231	465,231
	Outplacement	0	NA	0	25,000	25,000
	Health & Wellness	0	NA	0	24,790	37,185
	Total	0	NA	$4,682,969	$6,292,692	$8,325,516
Clay M Gaspar	Stock Options	0	NA	NA	NA	NA
	Stock Awards	0	NA	5,328,857	5,328,857	7,773,666
	Cash Severance	0	NA	0	1,756,530	2,342,040
	Annual Incentive	0	NA	571,154	571,154	571,154
	Outplacement	0	NA	0	25,000	25,000
	Health & Wellness	0	NA	0	24,790	37,185
	Total	0	NA	$5,900,011	$7,706,331	$10,749,045
Bryan K. Guderian	Stock Options	0	0	0	0	0
	Stock Awards	0	1,420,124	3,186,607	3,186,607	4,315,761
	Cash Severance	0	0	0	1,307,639	1,743,519
	Annual Incentive	0	358,366	358,366	358,366	358,366
	Outplacement	0	0	0	25,000	25,000
	Health & Wellness	0	0	0	24,790	37,185
	Total	0	$1,778,490	$3,544,973	$4,902,402	$6,479,831
Dennis C. Cameron	Stock Options	0	0	0	0	0
	Stock Awards	0	930,919	2,180,778	2,180,778	2,994,482
	Cash Severance	0	0	0	1,123,021	1,497,361
	Annual Incentive	0	319,746	319,746	319,746	319,746
	Outplacement	0	0	0	25,000	25,000
	Health & Wellness	0	0	0	17,345	26,018
	Total	0	$1,250,665	$2,500,524	$3,665,890	$4,862,607

(1)
For Cause: For an NEO who is terminated for cause, all unvested stock options and stock awards cancel.

(2)
Retirement: If an NEO retires from WPX, a pro-rated portion of any performance-based RSUs will vest on the original vesting date if the Committee certifies that the performance goals were met.

(3)
Death & Disability: If an NEO dies or becomes disabled, then all unvested stock options will fully accelerate. All unvested time-based RSAs will fully accelerate and a pro-rated portion of any performance-based RSUs will vest on the original vesting date if the Committee certifies that the performance goals were met.

(4)
Not for Cause: For an NEO who is involuntarily terminated and receives severance or for an NEO whose job is outsourced with no comparable internal offer, all unvested time-based RSAs will fully accelerate and a pro-rated portion of any performance-based RSUs will vest on the original vesting date if the Committee certifies that the performance goals were met. However, unless an NEO is retirement eligible, all unvested stock options will cancel. Under the individual stock option agreements, if an NEO is retirement eligible, then all unvested stock options will fully accelerate.

(5)
CIC: see "Change-in-Control Agreements" section above.

(6)
Eligibility to participate in our executive severance play plan is determined by the Committee in the case of an executive officer. The Board of Directors makes determinations of whether an employee has been terminated for cause under our change-in-control agreements.

Compensation Committee Report

        The Committee has reviewed and discussed with management the section above entitled "Compensation Discussion and Analysis." Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the 2020 Proxy Statement.

Robert Herdman

Henry E. Lentz, Chairman

Kimberly S. Lubel

Director Compensation

        The Committee is responsible for reviewing the compensation for non-employee directors annually and recommending any changes to the Board of Directors. The objective of this annual review is to determine whether our director compensation is appropriate in relation to other comparable U.S. companies and is competitive to attract and retain the most qualified members for the Board of Directors.

        Our non-employee directors receive compensation in the form of both cash and equity, with a much greater proportion of the total compensation delivered in the form of restricted stock than in cash. This restricted stock vests one year after the date of grant. The weighting toward equity helps to align the interests of our directors with our stockholders.

        To further align the interests of our directors with the long-term interests of our stockholders, our stock ownership guidelines require each director to hold common stock of WPX equal to at least five times the annual cash retainer paid to directors. Under the guidelines, shares owned outright, restricted stock awards, and equity deferred under our nonqualified deferred compensation plan are counted as owned. If, on the annual compliance date of February 1 of each year, a director does not own shares equal to five times the annual cash retainer, that director is required to retain 50% of any WPX equity acquired through the vesting of restricted stock, net of taxes, until the next February 1 compliance date when his or her WPX stock ownership meets the required multiple of pay. Currently three directors—Valerie Williams (elected to the Board of Directors in March 2018), D. Martin Phillips Williams (elected to the Board of Directors March 6, 2020) and Douglas E. Swanson, Jr. Williams (elected to the Board of Directors on March 6, 2020)—do not hold the amount of stock required by our stock ownership guidelines.

        Under our nonqualified deferred compensation plan, non-employee directors may defer up to 100% of their annual cash retainer and/or 100% of their annual equity grant. Any cash or equity deferred is paid when the director leaves the Board of Directors.

        The following table summarizes our director compensation program for 2019 and provides a breakdown of director compensation in the form of cash versus equity.

	Dollar Value	Percentage of Retainer
Board Members
Annual Cash Retainer	$75,000	28%
Annual Equity Retainer—Restricted Stock	195,000	72%
Total Annual Retainer	270,000
Committee Chairs
Compensation Committee & Nominating, Governance, Environmental and Public Policy Committee	15,000
Audit Committee	20,000
Lead Director
Additional Annual Cash Retainer	30,000

 Director Compensation Table

        The following table sets forth certain information with respect to the compensation of the Board of Directors earned during fiscal year 2019.

Director	Fees Earned or Paid in Cash		Stock Awards(3)(4)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(5)	Total
John A. Carrig	$0		$0	$0	$0	$0	$290,000	$290,000
Robert K. Herdman	75,000		0	0	0	0	196,860	271,860
Kelt Kindick	120,000		195,000	0	0	0	0	315,000
Karl F. Kurz	0		0	0	0	0	270,000	270,000
Henry E. Lentz	90,000		195,000	0	0	0	0	285,000
Kimberly S. Lubel	75,000		195,000	0	0	0	0	270,000
Valerie Williams	75,000		0	0	0	0	195,000	270,000
David F. Work	75,000		0	0	0	0	196,298	271,298
William G. Lowrie(1)	31,250	(2)	0	0	0	0	1,613	32,863

(1)
Mr. Lowrie retired from the Board of Directors at the 2019 Annual Meeting held on May 16, 2019.

(2)
Represents a prorated retainer for service during 2019 prior to retiring from the Board of Directors.

(3)
Represents the grant date fair value of the 2019 stock awards based on a $13.00 per share grant-date stock price.

Director	Grant Date	Number of Shares Granted	Grant Date Fair Value
John A. Carrig	5/16/2019	15,000	$195,000
Robert K. Herdman	5/16/2019	15,000	195,000
Kelt Kindick	5/16/2019	15,000	195,000
Karl F. Kurz	5/16/2019	15,000	195,000
Henry E. Lentz	5/16/2019	15,000	195,000
Kimberly S. Lubel	5/16/2019	15,000	195,000
Valerie Williams	5/16/2019	15,000	195,000
David F. Work	5/16/2019	15,000	195,000

(4)
The non-employee directors have the following stock and option awards outstanding as of December 31, 2019.

Director	Number of Outstanding Option Awards	Number of Outstanding Stock Awards
John A. Carrig		91,848
Robert K. Herdman		91,848
Kelt Kindick		15,000
Karl F. Kurz		31,009
Henry E. Lentz		15,000
Kimberly S. Lubel		15,000
Valerie Williams		26,368
David F. Work		73,703
(5)
The amounts disclosed in the "All Other Compensation" column relate to deferred Fees Earned or Paid in Cash and deferred Stock Awards (at grant date value) and, in three instances, the personal use of the Company aircraft.

CEO Pay Ratio

        As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee to the annual total compensation of our CEO.

        The pay ratio calculated by the Company is a reasonable estimate determined in accordance with SEC rules and methods for disclosure. Due to estimates, assumptions, adjustments, and statistical sampling permitted under the rules, pay ratio disclosures may involve a degree of imprecision and may not be consistent with the methodologies incorporated by other companies.

Year	Mr. Muncrief's Total Compensation	Median Employee Total Compensation	Pay Ratio of CEO Compensation to Median Employee
2019	$11,334,302	$155,484	73:1

CEO Pay Ratio Methodology

        For 2019, we re-evaluated our median employee due to the previous median employee exiting the company and calculated the ratio pursuant to the methodology described below, as of October 31, 2019. To identify the median of the total annual compensation of all our employees, we took the following steps:

  •
  We utilized a determination date of October 31, 2019, to enable us to identify the median employee in a reasonably efficient and economical manner;

  •
  Our employee population consisted of 620 out of 620 employees, including full-time, part-time, and temporary employees;

  •
  We utilized no cost of living adjustments in the compensation calculation;

  •
  To identify the median employee, we used annualized base salary as the consistently applied compensation measure; and

  •
  Once we identified the median employee, we calculated that employee's total compensation using the same methodology as required for the summary compensation table disclosed elsewhere in this Proxy Statement. We calculated Mr. Muncrief's total compensation using the same summary compensation table methodology.

        We believe the foregoing pay ratio disclosure, including but not limited to any assumptions, estimates, adjustments, methodologies and existing internal records used to identify our median employee, is a reasonable estimate calculated in a manner consistent with SEC Item 402(u) of Regulation S-K. The SEC rules for identifying the median employee and calculating that employee's annual total compensation allow companies to make reasonable assumptions and estimates, and to apply a variety of methodologies and exclusions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different compensation practices, and may utilize different assumptions, estimates, methodologies and exclusions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information concerning WPX common stock that may be issued upon the exercise of options, warrants and rights under the WPX Energy, Inc. 2013 Incentive Plan, as amended, as of December 31, 2019.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of This Table)
Equity compensation plans approved by security holders	696,928	$16.84	8,332,103

(1)
Excludes the shares issuable upon the vesting of restricted stock units and restricted stock awards included in the first column of this table for which there is no weighted-average exercise price.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        At our 2019 annual meeting of stockholders, our stockholders elected to have an advisory vote on executive compensation every year. We are asking our stockholders to provide an advisory, nonbinding vote to approve the compensation awarded to our NEOs for 2019. This compensation is described in the "Executive Compensation" section and includes the Executive Summary, Compensation Discussion and Analysis, and the compensation tables and related disclosures.

        As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to focus our executive officers on our strategy of growing profitable production and reserves while keeping our unit cost down, generating positive cash flow, and maintaining adequate liquidity to meet business objectives. We employ performance metrics tied to our strategy so we encourage performance that creates long-term value for our stockholders. The Compensation Committee oversees our executive compensation program and maintains a focus on paying our executive officers for performance, not only through the use of performance metrics tied to our strategy but also by using a mix of compensation elements that emphasizes pay that varies based on WPX's performance.

        In 2019, we received a favorable advisory vote with approximately 97 percent of the Company's shares represented and eligible to vote at the annual stockholders meeting voting in favor of the executive compensation program. We have made no significant changes to the structure of the Company's executive compensation program as a result of the vote.

        Highlights of our executive compensation program include:

  •
  The majority of compensation paid to our executives is equity-based;

  •
  We use a balanced approach to performance metrics to focus executive officers on executing our strategy while discouraging excessive risk-taking;

  •
  Our stock ownership guidelines encourage our executive officers to have a significant stake in our long-term success and align their interests with stockholder interests;

  •
  The Compensation Committee regularly reviews share utilization, overhang levels, and the annual run rate;

  •
  Our recoupment policy requires recovery of all performance-based incentive payments from executive officers found to be responsible for fraud or intentional misconduct that results in a significant restatement of our financial results as well as recoupment from all other executive officers of any amounts paid in excess of the award that would have been paid based on the restated financial results;

  •
  Our change-in-control agreements have a "double trigger" for payments, equity awards, and other benefits so they are not triggered solely on a change-in-control;

  •
  We provide very limited perquisites to our NEOs;

  •
  The Compensation Committee engages an independent compensation consultant to provide competitive market data for our executive officers and to lead discussions on trends within our industry;

  •
  When making compensation decisions, the Compensation Committee uses tally sheets to consider total outstanding equity value and estimates of amounts that would be paid in various termination scenarios;

  •
  Our performance-based RSU program prohibits payouts in excess of 100% if absolute TSR is negative, regardless of the ranking of our TSR relative to peers;

  •
  We do not provide employment contracts to our executive officers;

  •
  We do not provide gross-ups to cover personal income taxes that pertain to executive or severance benefits or the limited perquisites that we offer;

  •
  Our insider trading policy prohibits short sales of our common stock and the use of equivalent derivative securities by our directors and executive officers (anti-hedging policy);

  •
  We do not permit our directors or executive officers to engage in margin trading of our stock or to use our securities as collateral for a loan (anti-pledging policy); and

  •
  Our incentive plan prohibits the repricing and backdating of stock options without stockholder approval.

        We are asking our stockholders to indicate their support for our executive compensation programs. We believe the information provided in this Proxy Statement demonstrates our executive compensation program is designed and operates to align the interests of our executive officers with the interests of our stockholders to create value over the long-term.

        While this vote is advisory and not binding, we will consider the outcome of the vote, along with other relevant factors, when making future executive compensation decisions.

        For the reasons set forth above, the Board recommends that you vote FOR the following resolution:

    RESOLVED that the stockholders approve, on an advisory basis, the compensation paid to the NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and related narrative discussion.

 CERTAIN RELATIONSHIPS AND TRANSACTIONS

Agreements Entered into in Connection with the Acquisition of Felix Energy Holdings II, LLC

Securities Purchase Agreement

        On December 15, 2019, the Company and Felix Holdings entered into a Securities Purchase Agreement pursuant to which the Company would purchase, and Felix Holdings would sell, all of the issued and outstanding membership interests of Felix Energy Holdings II, LLC (the "Membership Interests"). Felix Holdings is affiliated with EnCap Energy Capital Fund X, L.P. ("EnCap"), an entity at which Board members D. Martin Phillips and Douglas E. Swanson, Jr. are principals. The purchase price for the Membership Interests was $2,500,000,000, consisting of cash equal to $900,000,000 and 152,963,671 unregistered, fully paid, validly issued and nonassessable shares of the Company's common stock. The transactions contemplated by the Securities Purchase Agreement closed on March 6, 2020.

Stockholders Agreement

        On March 6, 2020, the closing date for the transactions contemplated by the Securities Purchase Agreement, the Company, Felix Holdings, EnCap and certain other parties entered into a Stockholders Agreement pursuant to which Felix Holdings has the right to nominate up to two directors for appointment to the Board. Felix Holdings' right to nominate directors is subject to, among other things, Felix Holdings and certain related parties continuing to hold a minimum amount of shares of the Company's outstanding common stock and the individual nominees being reasonably acceptable to the NGEPP Committee and not prohibited by law. Until the date when Felix Holdings is no longer entitled to designate directors to the Board, Felix Holdings will cause all voting securities of the Company held by it or its related parties to be voted in favor of all director nominees nominated by the NGEPP Committee, against any other nominees, and against the removal of any director (other than a director it has designated to the Board) unless the NGEPP Committee recommends in favor of such removal.

        For a period of one hundred and eighty (180) days from the March 6, 2020 closing date, the Stockholders Agreement prohibits Felix Holdings from transferring or disposing of any economic, voting or other rights in two-thirds of the Company's common stock issued to Felix Holdings pursuant to the Securities Purchase Agreement, other than certain permitted transfers. The remaining one-third of the shares of the Company's common stock issued to Felix Holdings will not be subject to transfer restrictions imposed by the Stockholders Agreement.

        EnCap, the indirect majority holder of Felix Holdings, has agreed to customary standstill restrictions pursuant to which, among other things, EnCap will not acquire, agree or propose to offer to acquire (including through any hedging or other similar transaction) any shares of the Company's common stock or securities that are convertible or exchangeable into (or exercisable for) shares of the Company's common stock for a period of thirty-six (36) months following the March 6, 2020 closing date, except for any time during such thirty-six (36) month period during which Felix Holdings and its related holders collectively beneficially own less than ten percent (10%) of the outstanding shares of the Company's common stock.

Registration Rights Agreement

        On March 6, 2020, the Company, Felix Holdings and certain other persons entered into a Registration Rights Agreement pursuant to which, among other things, the Company is required to file with the Securities and Exchange Commission a registration statement on Form S-3 that registers for resale the shares of the Company's common stock issued to Felix Holdings in connection with the transactions contemplated by the Securities Purchase Agreement and, subject to certain restrictions, to conduct underwritten offerings upon the request of certain holders of such common stock. The

Registration Rights Agreement also provides piggyback registration rights to certain holders of such common stock.

Procedures for Review and Approval of Related-Party Transactions

        The Board has adopted policies and procedures with respect to related-person transactions as part of the Audit Committee charter. Any proposed related-person transaction involving a member of the Board or the Chief Executive Officer must be reviewed and approved by the full Board. The Audit Committee reviews proposed transactions with any other related persons, promoters, and certain control persons. If it is impractical to convene an Audit Committee meeting before a related-person transaction occurs, the chair of the committee may review the transaction alone.

        No director may participate in any review, consideration or approval of any related-person transaction with respect to which such director or any of his or her immediate family members is the related person. The Audit Committee or its chair, or the Board, as the case may be, in good faith, may approve only those related-person transactions that are in, or not inconsistent with, WPX Energy's best interests and the best interests of our stockholders. In conducting a review of whether a transaction is, or is not inconsistent with, the best interest of WPX Energy and its stockholders, the Audit Committee or its chair, or the Board, as the case may be, will consider the benefits of the transaction to the Company, the availability of other sources for comparable products or services, the terms of the transaction, the terms available to unrelated third parties and to employees generally, and the nature of the relationship between the Company and the related party, among other things.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        For all or portions of fiscal 2019, Messrs. Lentz, Herdman and Work and Ms. Lubel served on the Compensation Committee. None of these individuals has been an officer or employee of the Company or any of its subsidiaries at any time. In 2019, none of our executive officers served as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee.

 AUDIT COMMITTEE REPORT

        The Audit Committee of our Board of Directors is comprised of three non-employee directors. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the listing standards of the NYSE, the rules of the SEC and the Company's Corporate Governance Guidelines and are financially literate as defined by the NYSE and are audit committee financial experts as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. Consistent with this charter, the Audit Committee assists the Board of Directors with its oversight responsibilities as they relate to:

  •
  the integrity of the Company's financial statements;

  •
  the effectiveness of the Company's internal controls over financial reporting;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  the implementation and effectiveness of the Company's ethics and compliance program;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of the Company's independent auditor and internal auditors.

        The Audit Committee also has responsibility for preparing this report, which must be included in our proxy statement, and appointing and retaining the Company's independent auditor. In order to meet the responsibilities assigned to it under its charter, the Audit Committee performs a number of tasks, including the following:

  •
  Advance review of all audit and legally permitted non-audit services to be provided by our independent auditor. This task includes sole approval authority for the fees and terms of the auditor's engagement.

  •
  Review of the Company's audited financial statements and quarterly financial statements. In connection with this task, the Audit Committee focuses on several factors, including the independent auditor's judgment of the quality of the Company's accounting principles, the results of management's and the independent auditor's procedures related to potential fraud, and major issues regarding judgments made in connection with the preparation of financial statements.

  •
  At least an annual evaluation of the independent auditor. The Audit Committee established a process for evaluating the independent auditor that includes obtaining an annual assessment from the Company's management. That assessment includes several factors related to the independent auditor, including qualifications and expertise, past performance and appropriateness of fees. The Audit Committee also considers the communication and interactions with the independent auditor over the course of the year and the results of PCAOB inspections, and conducts a review of the independent auditor's internal quality control procedures.

  •
  At least an annual evaluation of the independent auditor's independence.

  •
  Quarterly reviews of the Company's earnings press releases as well as reviews of guidance provided to investors.

  •
  Periodic reviews of the adequacy and effectiveness of the Company's accounting and internal control policies and procedures.

  •
  Periodic reviews of the Company's program for assessing and managing risks, including steps management has taken to monitor and control exposures to such risks.

        Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles, and expressing an opinion on the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee has discussed and reviewed, with both management and Ernst & Young LLP, management's annual report on the Company's internal control over financial reporting and Ernst & Young LLP's attestation.

        Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm in separate sessions the Company's consolidated financial statements for the years ended December 31, 2019, December 31, 2018 and December 31, 2017.

        The Audit Committee discussed with Ernst & Young LLP all matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees). The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the accounting firm's independence. In considering the independence of the independent registered public accounting firm, the Audit Committee took into consideration whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

        The Committee also considers other factors, including the policy that Ernst & Young LLP follows with respect to rotation of its key audit personnel, so that there is a new partner-in-charge at least every five years. The Committee is involved in the selection of the partner-in-charge by the time rotation is required. Ernst & Young LLP develops a list of potential candidates and identifies one of the candidates as recommended by the firm. The recommended candidate meets with members of management and the Committee. Attributes evaluated include client and functional experience, technical competence, communication skills, critical behaviors, familiarity with audit committee processes and independent communications and stature within Ernst & Young LLP. If the recommended candidate is selected, the process is complete. If the recommended candidate is not selected, the process continues with additional candidate meetings until an acceptable candidate is identified. The Committee completed this process in 2016, with 2017 being the first year of the new partner-in-charge's tenure.

        Based upon the Audit Committee's review of the financial statements, management's report on internal controls over financial reporting, independent discussions with management and Ernst & Young LLP, and the Audit Committee's review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that each of (1) the audited consolidated financial statements for the years ended December 31, 2019, December 31, 2018 and December 31, 2017, and (2) management's report on internal controls over financial reporting be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC.

Members of the Audit Committee

John A. Carrig, Chairman
Karl F. Kurz
Valerie M. Williams

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Disclosure of Fees Paid to Independent Registered Public Accounting Firm

        The following table presents fees for professional services rendered by Ernst &Young LLP for the audit of financial statements and other services in 2017 and 2018.

(in millions)	2019	2018
Audit Fees(1)	$2.3	$2.3
Tax Fees(2)	$0.4	$0.2
All Other Fees	$—	$—
Total	$2.7	$2.5

(1)
The aggregate audit fees in 2019 and 2018 billed by Ernst & Young LLP were for fees associated with the audit of the Company's consolidated financial statements, the audit of its internal control over financial reporting, the review of its quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings, including consulting services and services in connection with the Company's filings under the Securities Act of 1933, as amended.

(2)
The aggregate fees billed by Ernst & Young LLP for tax services were related primarily to tax planning, tax advice, and tax compliance.

        In 2019 and 2018, all of Ernst & Young LLP's fees were pre-approved by the Company's Audit Committee.

Audit Committee's Consideration of Independence of Independent Registered Public Accounting Firm

        The Audit Committee has reviewed the nature of non-audit services provided by Ernst & Young LLP and has concluded that these services are compatible with maintaining the firm's ability to serve as our independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

        The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by Ernst & Young LLP.

        On an ongoing basis, our management presents specific projects and categories of service to the Audit Committee to request advance approval. The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of Ernst & Young LLP. On a periodic basis, our management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company's internal control over financial reporting, to a subcommittee of one or more committee members, provided that any such pre-approvals are reported at a subsequent Audit Committee meeting.

        The Audit Committee's pre-approval policy with respect to audit and non-audit services is an attachment to the Audit Committee Charter, which is available on our website at www.wpxenergy.com under "Investors" and "Corporate Governance."

PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020. The Board has proposed that stockholders ratify this appointment at the Annual Meeting. If stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm.

        In selecting Ernst & Young LLP as our independent public accounting firm for 2020, the Audit Committee considered a number of factors, including:

  •
  Ernst & Young LLP's internal quality-control procedures, including results of the most recent Public Company Accounting Oversight Board (PCAOB) inspection report on Ernst & Young LLP and the results of peer review examinations;

  •
  Consideration of investigations by governmental or professional authorities and whether they may impair Ernst & Young LLP's ability to perform our annual audit;

  •
  Ernst & Young LLP's independence program and any relationships between Ernst & Young LLP and our company that could have a bearing on Ernst & Young LLP's independence;

  •
  Ernst & Young LLP's industry experience to audit our operations;

  •
  The professional qualifications of the lead audit partner and other key engagement personnel;

  •
  The periodic refreshment of perspective and objectivity provided by the mandatory five-year rotation of the partner-in-charge;

  •
  The engagement team's collective expertise and knowledge of our business, operations and risk profile; and

  •
  The results of the evaluation of Ernst & Young LLP's performance described in the Audit Committee Report.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions from stockholders.

        The Board recommends a vote FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020. Proxies will be voted FOR ratifying this selection unless you specify otherwise.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 11, 2020, with respect to the number of shares of common stock owned by (a) each director and nominee for director of the Company, (b) each named executive officer of the Company, (c) all directors and executive officers and nominees as a group and (d) each stockholder known by the Company to own beneficially more than five percent of a class of the outstanding common stock. Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person's or group's name.

Name of Individual or Group	Shares of Common Stock Owned Directly or Indirectly(1)(2)		Options Exercisable Within 60 Days of March 11, 2020(3)	Total(1)(2)(3)		Percent of Class(4)
John A. Carrig	159,655		0	159,655	(5)	*
Robert K. Herdman	109,655		0	109,655		*
Kelt Kindick	144,979	(6)	0	144,979	(6)	*
Karl F. Kurz	95,376		0	95,376		*
Henry E. Lentz	119,655		0	119,655		*
Kimberly S. Lubel	119,605		0	119,605		*
D. Martin Phillips	0		0	0	(7)	*
Douglas E. Swanson, Jr.	0		0	0	(7)	*
Valerie Williams	27,068		0	27,068		*
David F. Work	111,655		0	111,655		*
Dennis C. Cameron	532,516		35,251	567,767	(8)	*
Clay M. Gaspar	1,519,609		0	1,519,609		*
Bryan K. Guderian	731,759		105,136	836,895		*
Richard E. Muncrief	2,567,516		121,167	2,688,683		*
J. Kevin Vann	994,210		47,495	1,041,705		*
All directors nominees and executive officers as a group (15 individuals)	7,233,258		309,049	7,542,307		1.33%
BlackRock, Inc.(9)	37,388,228		0	37,388,228		9.00%
The Vanguard Group, Inc. (and related parties)(10)	38,775,577		0	38,775,577		9.30%
Felix Investments Holdings II, LLC (11)	151,529,637		0	151,529,637		26.775%

*
Less than 1%.

(1)
Includes restricted stock units over which executive officers have no voting or investment power held under the terms of the WPX Energy, Inc. 2013 Incentive Plan as follows: Mr. Cameron, 189,944; Mr. Gaspar, 567,988; Mr. Guderian, 256,839; Mr. Muncrief, 1,290,081; Mr. Vann 355,308; and all NEOs who are currently executive officers, 2,660,160. Restricted stock units held by the named executive officers only include performance-based awards.

(2)
Includes restricted stock units and shares of deferred common stock over which independent directors have no voting or investment power held under the terms of the WPX Energy, Inc. 2013 Incentive Plan as follows: Mr. Carrig, 91,848; Mr. Herdman, 91,848; Mr. Kurz, 31,009; Ms. Williams, 26,368; Mr. Work 73,703; and all independent directors as a group, 314,776. These directors have the right to acquire the shares underlying these restricted stock units and shares of deferred common stock within 60 days of March 11, 2020. Restricted stock units include time-based awards. Includes restricted shares of common stock held under the terms of the WPX Energy, Inc. 2013 Incentive Plan, which will vest on May 16, 2020, as follows: Mr. Kindick, 15,000; Mr. Lentz, 15,000; and Ms. Lubel, 15,000.

(3)
The shares indicated represent stock options granted under the WPX Energy, Inc. 2013 Incentive Plan that are currently exercisable or will become exercisable within 60 days of March 11, 2020. Shares subject to options cannot be voted.

(4)
Ownership percentage is reported based on 565,937,533 shares of common stock outstanding on March 11, 2020, plus, as to the holder thereof and no other person, the number of shares (if any) that the person has the right to acquire as of March 11, 2020, or within 60 days of that date. Restricted stock units that do not vest within 60 days of March 11, 2020 are not included in ownership percentage.

(5)
Includes 10,000 shares owned by Mr. Carrig's spouse, over which she possesses sole voting and investment power.

(6)
Includes 129,979 shares owned by an irrevocable trust of which Mr. Kindick's spouse is the both the sole trustee and the sole beneficiary.

(7)
Messrs. Phillips and Swanson were appointed to our Board of Directors effective March 6, 2020.

(8)
Includes 1,800 shares owned by Mr. Cameron's spouse, over which she possesses sole voting and investment power.

(9)
The address of this entity is 55 East 52nd Street, New York, NY 10055. The information provided is based on a Schedule 13G/A filed by BlackRock, Inc. on or about February 6, 2020. That filing indicates that BlackRock, Inc. has sole voting power as to 35,741,427 of the shares shown, sole dispositive power as to all 37,388,228 shares shown and shared dispositive power as to 0 of the shares shown.

(10)
The address of this entity is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information provided is based on a Schedule 13G/A filed by The Vanguard Group, Inc. on or about February 12, 2020. That filing indicates that The Vanguard Group has sole voting power as to 213,668 of the shares shown, sole dispositive power as to 38,538,600 of the shares shown and shared dispositive power as to 236,977 of the shares shown. That filing also indicates that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 158,310 of the shares shown as a result of its serving as investment manager of collective trust accounts. That filing further indicates that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 134,025 of the shares shown as a result of its serving as investment manager of Australian investment offerings.

(11)
The address of this entity is 1530 16th Street, Suite 500, Denver, Colorado 8020. The information provided is based on a Form 3 filed by Felix Investments Holdings II, LLC on or about March 9, 2020. That filing indicates that Felix Investments Holdings II, LLC is the record holder of the shares reported herein. Felix Energy Investments II, LLC ("Felix Energy") is the direct and indirect sole owner of Felix Investments. EnCap Energy Capital Fund X, L.P. ("EnCap Fund X") is a member of Felix Energy that holds the right to appoint two of the three representatives to the board of managers of Felix Energy, and pursuant to the limited liability company agreement of Felix Investments, the members of the Felix Investments board of managers are required to be comprised of the same individuals as the Felix Energy board of managers. EnCap Fund X is controlled indirectly by EnCap Partners GP, LLC ("EnCap Partners GP"). EnCap Partners GP is the sole general partner of EnCap Partners, LP ("EnCap Partners"), which is the managing member of EnCap Investments Holdings, LLC ("EnCap Holdings"), which is the sole member of EnCap Investments GP, L.L.C. ("EnCap Investments GP"), which is the sole general partner of EnCap Investments L.P. ("EnCap Investments LP"). EnCap Investments LP is the sole general partner of EnCap Equity Fund X GP, L.P. ("EnCap Fund X GP"), which is the sole general partner of EnCap Fund X. Each of Felix Energy, EnCap Fund X, EnCap Fund X GP, EnCap Investments LP, EnCap Investments GP, EnCap Holdings, EnCap Partners and EnCap Partners GP may be deemed to share voting or dispositive power over the reported securities.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and certain persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers and these greater-than—ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of these reports and other information furnished to us, all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners during and for the fiscal year ended December 31, 2019, were complied with on a timely basis, except that Mr. Gaspar did not timely file one report with respect to one transaction.

OTHER MATTERS AT MEETING

        In accordance with the requirements of advance notice described in our Bylaws, no stockholder nominations or stockholder proposals will be presented at the Annual Meeting. We know of no other matters that may come before the Annual Meeting. However, if any matters calling for a vote of the stockholders, other than those referred to in this proxy statement, should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy according to their individual judgment.

By Order of the Board of Directors,

Stephen E. Brilz Vice President and Corporate Secretary

Tulsa, Oklahoma
April 7, 2020

MMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59 p.m, Eastern Time, on May 20, 2020. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/WPX delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/WPX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - John A Carrig 02 - Clay M. Gaspar 03 - Robert K. Herdman 04 - Kelt Kindick 05 - Karl F. Kurz 06 - Kimberly S. Lubel 07 - Richard E. Muncrief 08 - D. Martin Phillips 09 - Douglas E. Swanson, Jr. 10 - Valerie M. Williams For Against Abstain For Against Abstain 2. Say on Pay – An advisory vote on the approval of executive compensation. 3. Proposal to ratify the appointment of Ernst & Young LLP as the independent public accounting firm for the Company for the year ending December 31, 2020. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 5 6 0 4 9 0380MB MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board recommend a vote FOR all nominees and FOR Proposals 2 and 3. Annual Meeting Proxy Card1234 5678 9012 345

The 2020 Annual Meeting of WPX Energy, Inc. Stockholders Thursday, May 21, 2020 9:30 a.m. (Central Time) Robert J. LaFortune Studio Tulsa Performing Arts Center 110 East Second Street Tulsa, Oklahoma, 74103 Directions to the Tulsa Performing Arts Center • lnterstate-44 going east: Take exit North Hwy. 75 to Tulsa, continue across bridge, and then take the Seventh Street exit to Boulder. Turn right onto Third Street. Continue to Cincinnati. • lnterstate-44 going west: Take 1-44 to 1-244. Exit downtown at First Street. Turn left onto Cincinnati. • Interstate 244 going west: Take the First Street exit; stay on First. Turn left onto Cincinnati. • Hwy. 51/64 going east: Take 1-244 east to Cincinnati exit. Turn right on Cincinnati to Third Street. • Hwy. 75 going south: Take the First Street exit to Cincinnati. Turn left on Cincinnati. • Hwy. 75 going north: Take the Seventh street exit to Boulder. Turn right onto Third Street. Continue to Cincinnati where there is parking. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/WPX q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting Dennis C. Cameron and Stephen E. Brilz, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of WPX Energy, Inc. to be held on May 21, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items WPX Energy, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/WPX